UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

XFONE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

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XFONE, INC.
5307 W. Loop 289
Lubbock, Texas 79414

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on December 29, 2011
The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at: www.xfone.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on December 29, 2011

To our Stockholders:

NOTICE IS HEREBY GIVEN that an Annual Meeting (the “Meeting”) of the Stockholders of XFONE, INC., a Nevada corporation (the “Company”) will be held at 10:30 a.m. ET on December 29, 2011, at the offices of Gersten Savage LLP located at 600 Lexington Avenue, 9th Floor, New York, NY 10022, United States, for the following purposes:

(i) To re-elect 7 (seven) directors, each such director to serve until the 2012 Annual Meeting of the Company’s stockholders and until his successor is duly elected and qualified or until his earlier resignation, removal or death;

(ii) To consider and approve the appointment of Baker Tilly Virchow Krause, LLP as the Company’s Independent Certified Public Accountants for the fiscal year ending December 31, 2011. The Board of Directors recommends that the Stockholders vote “FOR” this Proposal at the Meeting, see Appendix A attached hereto;

(iii) To consider and approve an amendment to the Company's Articles of Incorporation, as amended (the “Articles of Incorporation”) whereby the Articles of Incorporation will be amended to provide for an authorized capital of 150,000,000 shares of common stock $0.001 par value per share. The Board of Directors recommends that the Stockholders vote “FOR” this Proposal at the Meeting, see Appendix A attached hereto;

(iv) To consider and approve an amendment to the Articles of Incorporation to change the name of the Company to “NTS, Inc.” The Board of Directors recommends that the Stockholders vote “FOR” this Proposal at the Meeting, see Appendix A attached hereto; and

(v) To transact such other matter or matters that may properly come before the Meeting, or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement that is attached and made a part of this Notice. Only stockholders of record of the Company’s common stock, $0.001 par value per share (“Common Stock”), at the close of business on November 3, 2011 (the “Record Date”) will be entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

All stockholders are cordially invited to attend the Meeting in person.  Your vote is important regardless of the number of shares you own. Only record or beneficial owners of the Company’s Common Stock as of the Record Date may attend the Meeting in person. When you arrive at the Meeting, you must present photo identification, such as a driver’s license. Beneficial owners also must provide evidence of stock holdings as of the Record Date, such as a recent brokerage account or bank statement, along with a legal proxy issued by their broker or nominee authorizing the beneficial holders to vote, and a statement from the broker or nominee confirming that the shares have not yet been voted.

STOCKHOLDERS ARE URGED TO FILL IN, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID ENVELOPE.

It is desirable that as many stockholders as possible be represented, in person or by proxy, at the Meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy card. You have the power to revoke your proxy card at any time before it is voted, and the giving of a proxy card will not affect your right to vote in person if you attend the Meeting.

By order of the Board of Directors,

Date: November 10, 2011	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director

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XFONE, INC.
5307 W. Loop 289
Lubbock, Texas 79414

PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS

To be held on December 29, 2011

Proxy cards in the form enclosed with this Proxy Statement are being solicited by the Board of Directors of Xfone, Inc. (the “Company,” “we,” “us,” and “our”) for use at the Company's Annual Meeting of Stockholders to be held on December 29, 2011, and at any postponements or adjournment thereof (the “Meeting”). Your vote is very important. For this reason, our Board of Directors is requesting that you permit your shares of common stock, $0.001 par value per share (“Common Stock”), to be represented at the Meeting by the proxies named on the enclosed proxy card.  We will bear the cost of soliciting the proxies and we may enlist the assistance, and reimburse the reasonable expenses, of banks and brokerage houses in the additional solicitation of proxies and proxy authorizations, particularly from their customers whose Common Stock is not registered in the owner's name, but in the name of such banks or brokerage houses.  Solicitation of proxies may also be made personally, or by telephone, facsimile or E-mail, by our regularly employed officers and other employees, who will receive no additional compensation for such activities.

Information Concerning the Proxy Materials and the Meeting

This Proxy Statement contains important information for you to consider when deciding how to vote on the proposals brought before the Meeting (each a “Proposal,” and collectively, the “Proposals”). Please read it carefully. The following Proposals will be considered and voted upon at the Meeting: (i) To re-elect 7 (seven) directors, each such director to serve until the 2012 Annual Meeting of the Company’s stockholders and until his successor is duly elected and qualified or until his earlier resignation, removal or death; (ii) approve the appointment of Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as the Company’s Independent Certified Public Accountants for the fiscal year ending December 31, 2011; (iii) to approve an amendment to the Company's Articles of Incorporation, as amended (the “Articles of Incorporation”) whereby the Articles of Incorporation will be amended to provide for an authorized capital of 150,000,000 shares of Common Stock and (iv) to approve an amendment to the Articles of Incorporation to change the name of the Company to “NTS, Inc.” Stockholders also will consider and act upon such other business as may properly come before the Meeting.

Voting materials, which include this Proxy Statement, the accompanying Notice of Meeting, the proxy card and copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and which was filed with the United States Securities and Exchange Commission (the “Commission”) on March 18, 2011, which contains financial statements and other information of interest to our stockholders, will be first mailed to stockholders on or about November 24, 2011.

Voting Procedures and Vote Required

Only stockholders of record of our Common Stock at the close of business on November 3, 2011 (the “Record Date”) are entitled to vote at the Meeting. As of November 9, 2011, there were 41,186,596 shares of our Common Stock issued and outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters properly coming before the Meeting.  Stockholders may vote in person or by proxy. However, granting a proxy does not in any way affect a stockholder’s right to attend the Meeting and vote in person.  Anyone giving a proxy card may revoke it at any time before it is exercised by giving our corporate Secretary, Alon Reisser, written notice of the revocation, by submitting a proxy card bearing a later date or by attending the Meeting and voting in person.

Guy Nissenson and/or Niv Krikov are named as attorneys in the proxy. Mr. Nissenson is our President and Chief Executive Officer and is also a member of our Board of Directors. Mr. Krikov is our Chief Financial Officer and is also a member of our Board of Directors. Mr. Nissenson and/or Mr. Krikov will vote all shares represented by properly executed, unrevoked proxy cards returned in time to be counted at the Meeting. Any stockholder granting a proxy has the right to withhold authority to vote for any or all of the nominees to the Board of Directors. Where a vote has been specified in the proxy card with respect to the matters identified in the Notice of the Annual Meeting, including the re-election of directors, the shares represented by the proxy card will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted in accordance with the discretion of the proxy card holders. In addition, the proxy card holders may determine in their discretion with respect to any other matters properly presented for a vote before the Meeting.

The presence in person or by properly executed proxy cards of holders representing fifty point one percent (50.1%) of the issued and outstanding shares of the Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Meeting. There are no cumulative voting rights. Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of election appointed for the Meeting, who will determine whether or not a quorum is present.

In accordance with our Articles of Incorporation and By-laws, and applicable law, the re-election of seven (7) directors (Proposal I)  shall be by a plurality of the votes cast; the approval of the appointment of Baker Tilly (Proposal II) shall be by a majority of the votes cast; the approval of an increase in the Company’s authorized shares of Common Stock to 150,000,000 shares (Proposal III) shall be by a majority of the votes cast; and the approval of the change of the Company’s name to “NTS, Inc.” (Proposal IV) shall be by a majority of the votes cast. Approval of an adjournment of the Meeting, if necessary, requires the affirmative vote of a majority of those present at the Meeting, in person or by proxy, entitled to vote.

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Shares of Common Stock represented by proxy cards that are marked “abstain” will be included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business.  Abstentions are not counted as voted either for or against a proposal. Abstentions are not counted as votes cast in the re-election of directors and will have no effect on the re-election of directors except to the extent that they affect the total votes received by a candidate. On matters other than the re-election of directors, abstentions will be counted as votes cast, which will have the same effect as a negative vote on the matter.

If your shares are held in the name of a brokerage firm, bank, nominee or other institution (referred to as shares which are held in “street name”), you will receive instructions from such holder that you must follow in order for you to specify how your shares will be voted by such holder.  A “broker non-vote” occurs when a broker lacks discretionary voting power to vote on a “non-routine” proposal and a beneficial owner fails to give the broker voting instructions on that matter. The rules of the New York Stock Exchange determine whether matters presented at the Annual Meeting are “routine” or “non-routine” in nature. As the result of a recent rule change, the election or re-election of directors is no longer considered a “routine” matter.  Beneficial owners who hold their shares through a stock brokerage account will have to give voting instructions to their brokers in order for a broker to vote on the re-election of directors. If you are a beneficial owner, failure to provide instructions to your broker will result in your shares not being voted in connection with the re-election of directors. The proposal to approve the appointment of Baker Tilly as the Company’s Independent Certified Public Accountants for the fiscal year ending December 31, 2011 is currently considered a “routine” matter, and a broker has the discretionary voting power to vote on this matter without any instructions from the beneficial owner. Broker non-votes are counted for purposes of determining a quorum, but will have no effect on any of our four proposals. The proposal to re-elect seven (7) directors (Proposal I), the proposal to increase the authorized shares of Common Stock to 150,000,000 shares (Proposal III) and the proposal to change of the name of the Company to “NTS, Inc.” (Proposal IV) are considered “non-routine.”  Accordingly, if you do not instruct your broker how to vote with respect to Proposal I, III and IV, your broker may not vote with respect to these proposals and those votes will be counted as "broker non-votes."

If your shares are held in “street name” and you want to vote your shares in person at the Meeting, you must provide evidence at the Meeting of your stock holdings as of the Record Date, such as a recent brokerage account or bank statement.  You must also provide a legal proxy issued by your broker or nominee authorizing you to vote your shares, along with a statement from the broker or nominee confirming that the shares have not yet been voted.

Transfer Online is our transfer agent, and will be handling the proxy ballots and tabulation of votes for the Meeting.

Internet Voting Option for “Registered” Holders Only

Registered Stockholders have three voting options:  (1) voting at the Meeting; (2) completing and sending in the enclosed proxy card; or (3) casting a vote on the Internet for such shares.

Instructions for voting electronically:

•	Contact our corporate Secretary, Alon Reisser at alon@xfone.com, or Mark Knight from Transfer Online at mark@transferonline.com, to obtain your personal Authorization Code

•	Go online to www.transferonline.com/proxy

•	Enter the Proxy ID (309) and your personal Authorization Code

•	Press Continue

•	Make your selections

•	Press Vote Now

If you vote by Internet, please do not mail your proxy card.

Should you have any questions, or need additional assistance with electronic voting, please contact Transfer Online at proxy@transferonline.com or call 503-227-2950 (8:00-4:30 PT).

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Additional Information

Additional information about our Company is contained in our current and periodic reports filed with the Commission. These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Room maintained by the Commission at 100 F. Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at www.sec.gov. Copies of such materials can be obtained from the public reference section of the Commission at prescribed rates.

Our principal executive office is located at:

5307 W. Loop 289
Lubbock, Texas 79414
U.S.A.

Telephone Number: 806-771-5212
Fax Number: 806-788-3398

If you have questions about the Meeting or the Proposals, you may contact our corporate Secretary, Alon Reisser, at alon@xfone.com.

The date of this Proxy Statement is November 10, 2011

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TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	2

PROPOSAL I –Re-Election of Nominees to the Board of Directors	5
Board Structure	5
General and Required Vote	6
Information Regarding the Nominees for the Board of Directors	6

CORPORATE GOVERNANCE	8
Family Relationships	8
Involvement in Certain Legal Proceedings	8
Board Independence	8
Board Meetings and Attendance	8
Committees of the Board of Directors	9
Audit Committee Financial Expert	10
Stockholder Communications with the Board	10
Section 16(a) Beneficial Ownership Reporting Compliance	10
Code of Conduct and Ethics	10
Whistleblower Policy	11
Insider Trading Policy	11

EXECUTIVE COMPENSATION	11
Summary Compensation	11
Outstanding Equity Awards at 2010 Fiscal Year End	13
Employment Agreements; Termination of Employment and Change-in-Control Arrangements	13
Director Compensation for 2010	16

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	17

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	24

LEGAL PROCEEDINGS	24

PROPOSAL II - Approval of the Appointment of the Company’s Independent Certified Public Accountants	25
General and Required Vote	25
Audit and Non-Audit Fees	25

PROPOSAL III - Proposed Amendment To The Company's Articles Of Incorporation To Provide For An Authorized Capital Of 150,000,000 Shares Of Common Stock	26
General Description of Proposal	26
Rationale for the Share Increase	26
Rights of Additional Authorized Shares	26
Potential Adverse Effects of the Share Increase	26
Reservation of Rights	26
Effectiveness of Increased Authorized Capital Amendment and Vote Required	26

PROPOSAL IV - Proposed Amendment To The Company's Articles Of Incorporation To Change The Name Of The Company To “NTS, Inc.”	27
Rationale for the Name Change	27
Reservation of Rights	27
Effectiveness of Name Change Amendment and Vote Required	27

AUDIT COMMITTEE REPORT	28

GENERAL AND OTHER MATTERS	29

SOLICITATION OF PROXIES	29

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING	29

Appendix A- Written Consents to Action Without Meeting by the Board of Directors;	-Appendix A -1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this Proxy Statement, the words anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which was filed with the Commission on March 18, 2011. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this Proxy Statement. Subject at all times to relevant securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 9, 2011, certain information with respect to the beneficial ownership of our Common Stock by each stockholder known to us to be the beneficial owner of more than 5% of our Common Stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. We are unaware of any contract or arrangement which could result in a change in control of our Company.

The following table assumes, based on our stock records, that there are 41,186,596 shares issued and outstanding as of November 9, 2011.

Name, Title & Address of Beneficial Owner	Amount of Beneficial Ownership (Common Stock)	Nature of Ownership	Percent of Class
Itzhak Almog (1) Chairman of the Board 7/A Moledet St. Hod Hasharon Israel	207,929	Direct	0.5%
Guy Nissenson (2)(3) President, Chief Executive Officer, and Director, 3A Finchley Park London N12 9JS United Kingdom	7,810,987	Direct/Indirect	17.62%
Niv Krikov (4) Treasurer, Chief Financial Officer, Principal Accounting Officer and Director 7908 Vicksburg Ave. Lubbock, TX 79424 United States	571,156	Direct	1.37%
Shemer S. Schwarz (5) Director 5 Israel Galili St. Tel-Aviv Israel	242,142	Direct	0.59%
Israel Singer (6) Director 63 Ben Eliezer St. Ramat Gan Israel	187,703	Direct	0.45%
Arie Rosenfeld (7) Director 9, Clos de Wagram 1180 Brussels Belgium	166,581	Direct	0.4%
Timothy M. Farrar Director 572 South Oak Park Way, Redwood City, CA 94062 United States	0	N/A	-
Richard L. Scott (8) 1400 Gulf Shore Boulevard, North - Suite 148, Naples, FL 34102 United States	5,811,966	Indirect	13.84%
Gagnon Securities LLC (9)(10) 1370 Ave. of the Americas, Suite 2400 New York, NY 10019 United States	1,927,328	Indirect	4.67%

Neil Gagnon (9)(10) 1370 Ave. of the Americas, Suite 2400 New York, NY 10019 United States	4,008,525	Direct/Indirect	9.63%
Mr. Blair E. Sanford and Burlingame Asset Management, LLC (11) 1 Market Street Spear Street Tower, Suite 3750 San Francisco, CA 94105 United States	8,311,436	Indirect	19.99%
Windcrest Partners Public Investments, LP, Windcrest Partners Public Investments GP, LLC, Windcrest Partners Investments Management LLC and James H. Gellert (12) 750 3rd Avenue, 33rd Floor New York, NY 10017 United States	2,530,012	Indirect	6.14%
Leslie J. Schreyer, as Trustee under Trust Agreement dated December 23, 1989 FBO the issue of Jonathan D. Sackler (13) c/o Chadbourne & Parke LLP 30 Rockefeller Plaza New York, New York 10112 Attention: Leslie J. Schreyer	3,000,000	Direct	7.28%
Directors and Executive Officers as a group (7 persons)	9,132,498	Direct	20.02%

(1) Mr. Itzhak Almog holds 16,000 shares of our Common Stock and has direct beneficial ownership of 191,929 shares of our Common Stock issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement. On October 30, 2006, Mr. Almog was granted 25,000 options (under our 2004 Stock Option Plan) on the following terms: exercise price - $3.5, vesting date - 12 month from grant date, expiration date - 5 years from the vesting date. On September 20, 2010, Mr. Almog was granted 90,000 options (under our 2007 Stock Incentive Plan) on the following terms: exercise price - $1.22, vesting date - 10,000 options per month for 9 months from date of grant, expiration date - 5 years from the grant date. In connection with the consummation of the Company's rights offering (the "Rights Offering") on November 2, 2011, Mr. Almog was granted 76,581 options under our 2007 Stock Incentive Plan and 348 options under our 2004 Stock Option Plan on the following terms: exercise price - $1.1, fully vested, expiration date - 7 years from the grant date.

(2) Mr. Guy Nissenson holds 3,212,165 shares of our Common Stock and has direct beneficial ownership of 3,142,379 shares of our Common Stock issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement. On February 15, 2010, Mr. Nissenson was granted 1,500,000 options (under our 2007 Stock Incentive Plan) on the following terms: exercise price - $1.1, vesting date - on the grant date, expiration date - 5 years from the grant date. In connection with the consummation of the Rights Offering on November 2, 2011 Mr. Nissenson was granted 1,642,379 options under our 2004 Stock Option Plan on the following terms: exercise price - $1.1, fully vested, expiration date - 5 years from the grant date. In addition, certain stockholders provided Mr. Nissenson and Mr. Abraham Keinan with irrevocable proxies representing a total of 631,807 shares of our Common Stock. Considering the Keinan Proxy (as defined in footnote (3) below), Mr. Nissenson is also deemed to be a beneficial owner of the foregoing 631,807 shares of our Common Stock Common Stock.

(3) On July 29, 2010, a certain Voting Agreement dated September 28, 2004 between Mr. Keinan, Mr. Nissenson and Campbeltown Business Ltd, an entity owned and controlled by Mr. Nissenson and his family was terminated, and was simultaneously replaced with a written appointment by Mr. Keinan of Mr. Nissenson, to act as Mr. Keinan’s proxy in respect of all shares of our Common Stock that Mr. Keinan owns or holds, now or in the future, directly and/or indirectly, or over which Mr. Keinan has proxy authority (the “Keinan Proxy”). The Keinan Proxy is irrevocable, and subject to NRS 78.355, will remain in effect for as long as Mr. Nissenson is the record or beneficial holder of 100,000 or more shares of our Common Stock or is a director or an executive officer of the Company. Considering the Keinan Proxy, Mr. Nissenson is also deemed to be a beneficial owner of 824,636 shares of our Common Stock which are owned by Mr. Keinan.

(4) Mr. Niv Krikov has direct beneficial ownership of 571,156 shares of our Common Stock issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement. On February 15, 2010, Mr. Krikov was granted 400,000 options (under our 2007 Stock Incentive Plan) on the following terms: Option exercise price - $1.10, vesting date - 25% of the underlying shares vested 12 months from the date of grant, the remaining 75% of the options vest in equal quarterly installments after 15 months from the grant date. In the event of a change of control of the Company, any unvested and outstanding portion of the options shall immediately and fully vest. Expiration date - 7 years from the grant date. In connection with the consummation of the Rights Offering on November 2, 2011 Mr. Krikov was granted 391,212 options under and subject to the Company's 2007 Stock Incentive Plan. These options will vest as to 37.5% of the underlying shares on the date of grant. The remaining 62.5% of the options shall vest in quarterly installments of 6.25% as of November 14, 2011. In the event of a change of control of the Company, any unvested and outstanding portion of the options shall immediately and fully vest.

(5) Mr. Shemer S. Schwarz holds 75,561 shares of our Common Stock and has direct beneficial ownership of 90,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement. On September 20, 2010, Mr. Schwarz was granted 90,000 options (under our 2007 Stock Incentive Plan) on the following terms: exercise price - $1.22, vesting date - 10,000 options per month until all options are vested after 9 months from the grant date, expiration date - 5 years from the grant date. In connection with the consummation of the Rights Offering, on November 2, 2011 Mr. Schwarz was granted 76,581 options under our 2007 Stock Incentive Plan on the following terms: exercise price - $1.1, fully vested, expiration date - 7 years from the grant date.

(6) Mr. Israel Singer has direct beneficial ownership of 187,703 shares of our Common Stock issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement. On June 5, 2007, Mr. Singer was granted 20,000 options (under our 2004 Stock Option Plan) on the following terms: exercise price - $3.5, vesting date - 12 month from the grant date, expiration date - 5 years from the vesting date. On September 20, 2010, Mr. Singer was granted 90,000 options (under our 2007 Stock Incentive Plan) on the following terms: exercise price - $1.22, vesting date - 10,000 options per month for 9 months from the grant date, expiration date - 5 years from the grant date. In connection with the consummation of the Rights Offering on November 2, 2011, Mr. Singer was granted 76,581 options under our 2007 Stock Incentive Plan and 1,122 options under our 2004 Stock Option Plan on the following terms: exercise price - $1.1, fully vested, expiration date - 7 years from the grant date.

(7) Mr. Arie Rosenfeld has direct beneficial ownership of 166,581 shares of our Common Stock issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement. On September 20, 2010, Mr. Rosenfeld was granted 90,000 options (under our 2007 Stock Incentive Plan) on the following terms: exercise price - $1.22, vesting date - 10,000 options per month for 9 months from the grant date, expiration date - 5 years from the grant date. In connection with the consummation of the Rights Offering, on November 2, 2011 Mr. Rosenfeld was granted 76,581 options under our 2007 Stock Incentive Plan on the following terms: exercise price - $1.1, fully vested, expiration date - 7 years from the grant date.

(8) Mr. Richard L. Scott may be deemed to beneficially own 5,011,966 shares of Common Stock, which are owned collectively by a family partnership controlled by his wife, a revocable trust for the benefit of his wife, and a blind trust for the benefit to Mr. Richard L. Scott.  According to a Schedule 13D/A filed with the Commission on September 8, 2008, Mr. Scott’s blind trust may also be deemed to beneficially own a warrant owned by XFN-RLSI Investments, LLC, located at 1400 Gulf Shore Boulevard, North - Suite 148, Naples, FL 34102, to purchase an additional 800,000 shares of Common Stock, for aggregate beneficial ownership of 5,811,966 shares. Mr. Scott’s blind trust is the controlling member of XFN-RLSI Investments, LLC. The table reflects beneficial ownership of all shares and including shares underlying the warrant.

(9) Gagnon Securities LLC (“GS”), an investment adviser registered with the Securities Exchange Commission (“SEC”) under the Investment Advisers Act of 1940, as amended, in its role as investment manager to several customer accounts, foundations, partnerships and trusts (collectively, the “Accounts”) to which it furnishes investment advice may be deemed to beneficially own 1,927,328 shares of our Common Stock (which includes 82,102 shares issuable upon exercise of warrants) held in the Accounts.  GS shares voting power with Neil Gagnon, the managing member and principal owner of Gagnon Securities LLC, with respect to 1,716,696 shares of Common Stock and warrants held in the Accounts and shares dispositive power with Mr. Gagnon with respect to 1,716,696 shares of Common Stock and warrants held in the Accounts.  GS shares voting and dispositive power with certain persons other than Mr. Gagnon with respect to 104,669 shares of Common Stock and warrants held in the Accounts.   GS expressly disclaims beneficial ownership of all securities held in the Accounts.  No single client’s interest as reported in the Accounts at GS exceeds 5% of our Common Stock.

(10) In addition to the shares of Common Stock and warrants held in the Accounts over which Mr. Gagnon shares voting and/or dispositive power with GS, Mr. Gagnon may be deemed to beneficially own 4,008,525 shares of our Common Stock (which includes 417,898 shares issuable upon exercise of warrants) in a private investment fund (the “Fund”), in personal accounts (the “Personal Accounts”), and in foundations, partnerships and trusts (the “Other Accounts”).  Mr. Gagnon has sole voting power and sole dispositive power with respect to 3,064,038 shares of Common Stock and warrants held collectively in the Fund and the Personal Accounts (comprised of 2,069,038 shares of Common Stock and warrants held in the Fund and 995,000 shares of Common Stock and warrants held in the Personal Accounts), and he shares voting power and dispositive power with certain persons other than Gagnon Securities with respect to 944,487 shares of Common Stock and warrants held in the Other Accounts.   Except for Common Stock held in the Personal Accounts, Mr. Gagnon expressly disclaims beneficial ownership of all securities held in the Accounts, the Other Accounts and the Fund.  Other than the Fund, no single client’s interest as reported in the Other Accounts exceeds 5% of our Common Stock.

The Fund may be deemed to beneficially own 2,069,038 shares of Common Stock and warrants. As mentioned above, Mr. Gagnon has sole voting power and sole dispositive power with respect to these shares of Common Stock and warrants held by the Fund.

(11) Burlingame Asset Management, LLC (“BAM”) is the general partner of each of Burlingame Equity Investors Master Fund, LP and Burlingame Equity Investors II, LP. (collectively, the “Funds”). Mr. Sanford is the managing member of BAM. Mr. Sanford and BAM may each be deemed to beneficially own 8,311,436  shares of Common Stock (which includes 390,000 shares issuable upon exercise of warrants) which are owned by the Funds.  Due to a 19.99% ownership limitation in the warrants, BAM, Mr. Sanford and the Funds disclaim beneficial ownership with respect to 560,000 shares of Common Stock underlying the warrants.

(12) Each of Windcrest Partners Public Investments, LP (“Windcrest LP”), Windcrest Partners Public Investments GP, LLC (“Windcrest GP LLC”), Windcrest Partners Investment Management LLC (“Windcrest LLC”) and James H. Gellert may be deemed to beneficially own 2,530,012  shares of Common Stock.  Windcrest GP LLC is the general partner of Windcrest LP.  Mr. Gellert serves as managing member of each of Windcrest GP LLC and Windcrest LLC.  Investment power and voting discretion over all of the shares is shared among the three entities and Mr. Gellert.

(13) According to a Schedule 13G filed with the Commission on September 30, 2011, Leslie J. Schreyer, as Trustee under Trust Agreement dated December 23, 1989 FBO the issue of Jonathan D. Sackler (the “Trust”) has entered into a Joint Filing Agreement with Mr. Robert Averick pursuant to which they have agreed to file Schedule 13G jointly in accordance with the provisions of Rule 13d-1(k) of the Act. Leslie J. Schreyer serves as sole Trustee of the Trust and has no pecuniary interest in the shares held by the Trust. Mr. Averick beneficially owns 99,117 shares of common stock held by Mr. Averick jointly with his wife, Mickel Averick, for which Robert and Mickel share voting and dispositive power.  Robert Averick is employed by Troy Capital, LLC, which acts as non-discretionary investment adviser to the Trust with respect to the shares of the Issuer beneficially owned by the Trust.  Neither Robert Averick nor Troy Capital, LLC has voting or dispositive control with respect to the shares of the Issuer beneficially owned by the Trust.

PROPOSAL I

RE-ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS

The Board of Directors oversees our management and our business affairs in order to ensure that our stockholder’s interests are best served. Our Board does not involve itself in our day-to-day operations. It establishes, with management, the objectives and strategies to be implemented and monitors management’s general performance and conduct.

Board Structure

On October 25, 2007, the Board adopted amendments to our Bylaws in order to, among other things, provide that the Board shall be comprised of not less than two (2), and no more than eight (8) directors, and to create a classified board by dividing the Board’s membership into three classes: Class A (three directors), Class B (three directors) and Class C (two directors).  On December 17, 2007, our stockholders re-elected the eight directors then serving to Classes A, B and C created on October 25, 2007, to serve until re-elected or the election and qualification of their successors, or until their earlier resignation, removal or death.  The three classes had staggered terms of office and in accordance therewith, the Class A directors were to serve for one year, and then stand for re-election for a three-year term at the 2008 Annual Meeting of Stockholders, the directors serving in Class B of the Board were to serve for two years, and then stand for re-election for a three-year term at the 2009 Annual Meeting of Stockholders, and the directors serving in Class C of the Board were to serve for three years, and then stand for re-election for another three-year term at the 2010 Annual Meeting of Stockholders.

Subsequently, the Board of Directors re-evaluated the structure of the Board, and felt that it would be in the best interests of the Company and its stockholders if each director served for a one-year term only. Accordingly, on January 15, 2009, the Board of Directors approved and adopted the Company’s Reamended and Restated Bylaws (the “2009 Amended Bylaws”), which, among other things, de-classified the Board from its previous 3-class structure. The 2009 Amended Bylaws provided that each director elected or re-elected at an Annual Meeting of Stockholders would serve until the next Annual Meeting, except for Abraham Keinan, Guy Nissenson and Shemer Shimon Schwarz, who were re-elected at the Company’s 2008 Annual Meeting of Stockholders as Class A directors in accordance with the previous classified structure, and are therefore standing for re-election at the 2011 Annual Meeting of Stockholders. Mr. Keinan resigned from the Board effective March 1, 2011 and accordingly will not stand for re-election. The 2009 Amended Bylaws also increased the Board size to be comprised of not less than two (2) and no more than ten (10) directors.

On November 18, 2010, the Board of Directors approved and adopted the Company’s Reamended and Restated Bylaws (the “2010 Amended Bylaws”). The sole change contained in the 2010 Amended Bylaws, which amended the 2009 Amended Bylaws that were in effect prior to this amendment,  is a revision to Article 3.1.1 reducing the maximum number of directors authorized to serve on the Board from ten (10) to eight (8).

Directors are elected at the annual meeting of stockholders by a plurality of votes and a separate vote for the election and/or re-election of directors shall be held at each annual meeting for each directorship having nominees for election and/or re-election at such annual meeting. Directors may resign at any time by delivering his/her resignation to the Chairman of the Board of Directors, such resignation to specify whether it will be effective at a particular time, upon receipt or at the pleasure of the Board of Directors (if no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors). When one or more directors resigns from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his/her successor shall have been duly elected and qualified or until his earlier resignation, removal or death. Any director may be removed by the affirmative vote of not less than ninety percent (90%) of the outstanding shares of the Company then entitled to vote, with or without cause, at any time, at a special or an annual meeting of stockholders, or by a written consent.

Our Board is comprised of the following seven (7) members as of November 9, 2011:

Name of Director	Director Since:
Itzhak Almog, Chairman of the Board	May 18, 2006
Guy Nissenson, President and Chief Executive Officer	Inception
Niv Krikov, Treasurer and Chief Financial Officer	December 27, 2010
Shemer S. Schwarz	December 19, 2002
Israel Singer	December 28, 2006
Arie Rosenfeld	January 16, 2009
Timothy M. Farrar	December 27, 2010

 General and Required Vote

The following seven individuals have been nominated as members of our Board of Directors: Itzhak Almog, Guy Nissenson, Niv Krikov, Shemer S. Schwarz, Israel Singer, Arie Rosenfeld, and Timothy M. Farrar.

At the Meeting, all nominees for Directors are to be re-elected, each such Director to serve until the 2012 annual meeting of our stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal.

Pursuant to Nevada law and our Bylaws, Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election/re-election of Directors. This means that the seven candidates receiving the highest number of affirmative votes at the Meeting will be elected/re-elected as Directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Proxy cards cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Information Regarding the Nominees for the Board of Directors

The following table lists the nominees to our Board of Directors and their other current positions with us. Biographical information for each nominee follows the table. The persons designated as our proxies intend to vote FOR the re-election of each of the seven nominees listed, unless otherwise directed. We have no reason to believe that any nominee will be unable or unwilling to serve if re-elected as a Director. Should one or more of these nominees become unavailable to accept nomination or re-election as a Director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent, in their sole discretion, FOR such substitute nominee that is nominated, unless the Board reduces the number of Directors.

Name	Age	Director / Officer
Itzhak Almog	73	Director since May 18, 2006, an independent director and Chairman of our Board of Directors since September 19, 2010 and Chairman of the Audit Committee and the Nominating Committee of the Board.
Guy Nissenson	37	Director, President and Chief Executive Officer since our inception.
Niv Krikov	41	Director since December 27, 2010, Treasurer and Chief Financial Officer since August 13, 2007, and Principal Accounting Officer since May 9, 2007.
Shemer S. Schwarz	37	Director, since December 19, 2002, an independent director and a member of our Audit Committee and our Compensation Committee.
Israel Singer	63	Director since December 28, 2006, an independent director and the Chairman of the Compensation Committee and a member of the Audit Committee.
Arie Rosenfeld	68	Director since January 16, 2009 an independent director and a member of our Nominating Committee.
Timothy M. Farrar	43	Director since December 27, 2010 and an independent director.

Mr. Itzhak Almog has been a member of our Board of Directors since May 18, 2006 and is an independent director and Chairman of our Board of Directors since September 19, 2010 and is Chairman of the Audit Committee and the Nominating Committee of the Board. From 2002 until his retirement in 2007, Mr. Almog was an independent business consultant, specializing in international marketing and management. From 1993 to 2002, Mr. Almog was the President and CEO of Comverge Control Systems Ltd., an Israel based start-up company, which developed innovative solutions for Electric Utilities. From 1990 to 1993, Mr. Almog was the President of Tasco Electronic Services, Inc., a US based Hi-Tech company, specializing in Automatic Test machines for commercial and military Aviation. Mr. Almog was an officer with the rank of Rear Admiral in the Israel Defense Forces and served in various commanding posts in the Israeli Navy. In 1980 Mr. Almog received a BA in Modern Middle East History from the Tel Aviv University. In 1984 Mr. Almog received a Master of Business Administration from the Tel Aviv University. Mr. Almog’s extensive experience and deep understanding of the issues facing global companies bring a valuable perspective to our Board of Directors, Audit Committee and Nominating Committee.

Mr. Guy Nissenson has been our President, Chief Executive Officer and Director since our inception. Mr. Nissenson has been the Chairman of the Board of Xfone USA and NTS Communications since March 2005 and February 2008 respectively. Mr. Nissenson was a marketing manager of RADA Electronic Industries Ltd. in Israel from May 1997 to October 1998. Mr. Nissenson was an audit and control officer with the rank of Lieutenant of the Israel Defense Forces - Central Drafting Base and other posts from March 1993 to May 1997. In July 2000, Mr. Nissenson received a Bachelor of Science Degree in Business Management from Kings College - University of London. In September 2001, Mr. Nissenson received a Master of Business Administration in International Business from Royal Holloway at the University of London, United Kingdom. As one of our founders, as well as our President and Chief Executive Officer since our inception, Mr. Nissenson is a key member of our Board of Directors. Mr. Nissenson’s business aptitude and leadership have contributed to our focus on growth opportunities for our business and qualify him for service as our Director.

Mr. Niv Krikov has been a member of our Board of Directors since December 27, 2010. He became our Vice President Finance on March 13, 2007, and our Principal Accounting Officer on May 9, 2007. On August 13, 2007, Mr. Krikov was elected as our Treasurer and Chief Financial Officer. Following his election, Mr. Krikov no longer serves as our Vice President Finance, but continues to serve as our Principal Accounting Officer. Effective as of August 15, 2009, Mr. Krikov is also serving as Executive Vice President of NTS Communications, Inc., our wholly-owned TX-based subsidiary. On July 29, 2010, Mr. Krikov was named to replace Abraham Keinan on the Board of Directors of NTS Communications and on the Board of Directors of Xfone USA, Inc., our wholly-owned MS-based subsidiary, and its subsidiaries eXpeTel Communications, Inc., and Gulf Coast Utilities, Inc. Prior to joining us, Mr. Krikov held the following financial and accounting positions: Corporate Controller of Nur Macroprinter Ltd., a publicly traded company acting as a manufacturer of wide format digital printers, where Mr. Krikov was responsible, among other duties, for the preparation of all financial reports (2005 to March 2007); Controller and later Credit and Revenues Manager of Alvarion Ltd. (NASDAQ: ALVR), a developer and manufacturer of wireless communication equipment (2002 to 2005); Auditor at the Israeli public accounting firm of Kost Forer Gabbay & Kasierer, an affiliate of the international public accounting firm Ernst & Young (1997 to 2001). Mr. Krikov holds a B.A. degree in Economics and Accounting from the Tel Aviv University and a LL.M degree from the Faculty of Law at the Bar Ilan University in Israel and is licensed as a CPA in Israel. Mr. Krikov's skills and life-long background of dealing with financial matters qualify him for service as one of our Directors.

Mr. Shemer S. Schwarz has been a member of our Board of Directors since December 19, 2002, and is an independent director and a member of the Audit Committee and the Compensation Committee of our Board. Mr. Schwarz had been a Director of Xfone 018 from April 2004 until August 2010. Mr. Schwarz had been a Director of Xfone USA from March 2005 until February 2008. From March 2003 to January 2008, Mr. Schwarz was the co-founder and research and development expert of XIV Ltd., a data storage startup company located in Tel-Aviv, Israel. XIV Ltd. was acquired by IBM in January 2008 and since that time Mr. Schwarz has led research and development of the XIV Ltd. storage project at IBM. From November 2001 to March 2003, Mr. Schwarz has been an Application Team Leader of RF Waves, an Israel based high technology company in the field of wireless communication. From 1996 to 2001, Mr. Schwarz was a Captain in the Research and Development Center of the Israel Defense Forces Intelligence. In July 1995, Mr. Schwarz received a BS degree in Physics and Mathematics from the Hebrew University in Jerusalem. In September 2003, Mr. Schwarz received an MS degree in Computer science from the Tel-Aviv University in Tel-Aviv. In 2010 Mr. Schwarz received a Master of Business Administration from the Tel Aviv University. Mr. Schwarz’s experience in communications and technology oriented organizations, as well as his analytical skills and education, qualify him for service as our Director and member of our Audit Committee and Compensation Committee.

Mr. Israel Singer has been a member of our Board of Directors since December 28, 2006, and is an independent director and a member of the Audit Committee and the Chairman of the Compensation Committee. Mr. Singer is an elected member of the Ramat Gan City council. During 2006, Mr. Singer was the managing director of the academic center “Raanana College” in Israel. During 2004 and 2005, Mr. Singer was a consultant to the Education Committee of the “Israeli Knesset” (the Israeli Parliament). From 1985 to 2003, Mr. Singer was the principal of the “Blich High School” in Ramat Gan. From 1992 to 1998, Mr. Singer was a member of the board of directors of Rada Electronic Industries Ltd. In 1973, Mr. Singer received a B.Sc. in Physics from the Tel Aviv University. In 1978, Mr. Singer received an M.Sc. in High - Energy Physics from the Tel Aviv University.  Mr. Singer’s broad managing experience and analytical skills make him a valuable member of our Board of Directors, Audit Committee and Compensation Committee.

Mr. Arie Rosenfeld has been a member of our Board of Directors since January 16, 2009, and is an independent director and member of our Nominating Committee. He is currently involved with a number of High-Tech companies around the world. From April 2008 until April 2010, Mr. Rosenfeld served as Chairman of Software Imaging Ltd., an imaging software company in Oxford, U.K.  Mr. Rosenfeld serves as managing partner of DOR Ventures s.c.a., a venture capital fund based in Brussels, Belgium (since May 2000), and as a strategic consultant to Dainippon Screen Manufacturing Co. Ltd., a company providing manufacturing equipment to the semiconductor and graphic industries, based in Kyoto, Japan (since June 1996). Between May 2005 and December 2008, Mr. Rosenfeld served as Chairman of Printar Ltd., manufacturer of digital printing equipment for the PCB industry, based in Rehovoth, Israel.  From June 1997 to June 2007, Mr. Rosenfeld served as Chairman of the Board of XAAR plc, a supplier of ink-jet heads to industrial printer manufacturers in Asia, Europe and the U.S., based in Cambridge, U.K. (LSE: XAR).  From 1988 to 1995, Mr. Rosenfeld served as President, CEO and a director of Scitex Corporation Ltd., a multi-national company providing visual information communication products for the graphic arts and digital printing industries, headquartered in Israel.  Scitex Corporation Ltd. was later sold to Creo Products Inc. of Vancouver, Canada.  Mr. Rosenfeld received an MBA from INSEAD in Fontainebleau, France, and a B.Sc. degree in electronics engineering from the Technion Institute of Technology in Haifa, Israel.  Having served as the leader of several international technology oriented organizations, Mr. Rosenfeld brings a wealth of knowledge to our Board of Directors and Nominating Committee.

Dr. Timothy M. Farrar has been a member of our Board of Directors since December 27, 2010 and is an independent director.  Since 2002, Dr. Farrar has served as the President of Telecom, Media and Finance Associates, Inc., a consulting and research firm specializing in telecommunications strategy and market analysis. Since 2006, Dr. Farrar has also served as the President of the Mobile Satellite Users Association, an industry association in satellite communications. From 1995 to 2002, Dr. Farrar was a consultant holding progressively more senior roles at Analysys Consulting, a telecom strategy consultancy based in the UK. He led the expansion of Analysys into the US, setting up their first US office in the San Francisco Bay Area in 1999, and developing a multi-million dollar stream of new business in the US between 1997 and 2002. Prior to joining Analysys, he worked as a system engineer for Smith System Engineering in the UK from 1993 to 1995, specifying and developing a range of simulations, databases and data communications software for various government agencies. Dr. Farrar has a MA in Mathematics and a PhD in Operations Research from the University of Cambridge, UK. Dr. Farrar’s broad experience in telecommunications technology and strategy makes him a valuable member of our Board of Directors.

_______________________________

At the Meeting a vote will be taken on a proposal to approve the re-election of all seven (7) director nominees.

CORPORATE GOVERNANCE

Family Relationships

Mr. Haim Nissenson, father of Mr. Guy Nissenson, our President, Chief Executive Officer, and director, is the Managing Director of Dionysos Investments (1999) Ltd., our consultant (“Dionysos Investments”). Dionysos Investments is owned and controlled by certain members of the Nissenson family, other than Guy Nissenson.

Pursuant to a mutual agreement of same date, on April 27, 2011, the Board of Directors of the Company approved the termination, effective December 31, 2011, of that certain Financial Services and Business Development Consulting Agreement, as amended, between the Company and Dionysos Investments.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of the Company has, during the last ten years: (i) been convicted in or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any Federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law; (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto; (iv) been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:  (a) Any Federal or State securities or commodities law or regulation; or (b) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; nor (v) been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member (covering stock, commodities or derivatives exchanges, or other SROs).

Board Independence

We apply the standards of the NYSE Amex LLC, the stock exchange upon which our Common Stock is listed in the U.S., for determining the independence of the members of our Board of Directors and Board committees. The Board has determined that, as of March 7, 2011, the following directors are independent within these rules: Itzhak Almog, Shemer S. Schwarz, Israel Singer, Arie Rosenfeld and Timothy M. Farrar.

Board Meetings and Attendance

During the fiscal year ended December 31, 2010, our Board of Directors held 11 meetings. The Board also approved certain actions by unanimous written consents. With the exception of the directors listed below, all incumbent directors attended at least 75% of all meetings of the Board that were held in the fiscal year ended December 31, 2010 during the period in which they served as a director.

Mr. Abraham Keinan (a director until March 1, 2011) attended 55% of all meetings of the Board during the fiscal year ended December 31, 2010; Mr. Shemer S. Schwarz attended 55% of all meetings of the Board during the fiscal year ended December 31, 2010; Mr. Israel Singer attended 36% of all meetings of the Board during the fiscal year ended December 31, 2010; Mr. Eyal J. Harish (a director until July 29, 2010) attended 67% of all meetings of the Board during the fiscal year ended December 31, 2010; and Mr. Arie Rosenfeld  attended 73% of all meetings of the Board during the fiscal year ended December 31, 2010.

Committees of the Board of Directors

Audit Committee

We have an Audit Committee that was formed by our Board on November 24, 2004. The Audit Committee is composed of three directors: Messrs Itzhak Almog, Schwarz S. Schwarz and Israel Singer (all three are considered independent directors). Mr. Almog who satisfies the “financial sophistication” requirement was appointed as the Chairman of the Audit Committee. The Audit Committee makes decisions regarding our audit, the appointment of auditors, and the inclusion of financial statements in our periodic reports. Issues regarding our 2004 Stock Option Plan and 2007 Stock Incentive Plan are decided by the entire Board of Directors, including the members of the Audit Committee.

The Audit Committee is governed by a charter which was originally adopted on November 24, 2004. On January 28, 2008, in accordance with its responsibility to annually review the adequacy of its charter, the Audit Committee and the Board approved amendments to the charter to update it to comply with rules and regulations applicable to the Company that have changed since the charter was last reviewed and to make certain technical, clarifying and non-substantive changes. On June 28, 2009, in accordance with its responsibility to annually review the adequacy of its charter, the Audit Committee and the Board approved further amendments to the charter to replace references to the “American Stock Exchange” with “NYSE Amex LLC,” the name by which the stock exchange is currently known, to revise applicable provisions relating to meetings and acts of the Audit Committee to be consistent with our 2009 Amended Bylaws (as described above), to update the charter to comply with rules and regulations applicable to the Company that have changed since the charter was last reviewed, and to make certain technical, clarifying and non-substantive changes. A copy of the Committee’s current charter as amended is available on our website, at www.xfone.com.

During the fiscal year ended December 31, 2010, the Audit Committee held 9 meetings. All incumbent directors serving on the Audit Committee attended, either in person or via telephone, at least 75% of all meetings of the Audit Committee that were held in the fiscal year ended December 31, 2010 during the period in which they served on the committee, with the exception of Mr. Schwarz, who attended 56% of such meetings.

Nominating Committee

We have a Nominating Committee of our Board of Directors, which was established by our Board on December 30, 2007. The primary functions of the Nominating Committee are to assist the Board by identifying individuals qualified to become Board members, to recommend to the Board the director nominees for our annual meetings of stockholders, and to recommend to the Board director nominees for each Board committee.  The Nominating Committee is comprised of at least two members satisfying the independence requirements of the U.S. Securities and Exchange Commission (the “Commission”) and the NYSE Amex. Messrs Itzhak Almog (Chairman) and Arie Rosenfeld were appointed by the Board as members of the Nominating Committee, to serve in such capacities until their resignation, retirement, removal by the Board, or until their successors are appointed.

The Nominating Committee is governed by a charter which was adopted by the Board on December 30, 2007, and then amended on January 15, 2009.  The January 15, 2009 amendments replaced references to the “American Stock Exchange” with “NYSE Alternext US LLC,” as the stock exchange was then known, revised applicable provisions regarding shareholder recommendations and nominations of director candidates to be consistent with the 2010 Amended Bylaws (as described above) and with our Policy Regarding Shareholder Recommendations and Nominations for Director Candidates (the “Policy”), which was adopted by the Board on  January 15, 2009 (described below), made certain technical, clarifying and non-substantive changes.  A copy of the current charter of the Nominating Committee is available on our website, at www.xfone.com.

In addition to its charter, the Nominating Committee operates in accordance with the Policy.  A copy of the Policy is available on our website, at www.xfone.com. Under the charter and Policy, the Nominating Committee considers candidate recommendations submitted to us by any relevant source, including recommendations submitted by our stockholders in accordance with the Policy, management and relevant third parties. Candidate recommendation submitted by our stockholders shall be considered by the Nominating Committee in the same manner as candidates recommended to the Nominating Committee from other sources.

In evaluating nominees, the Nominating Committee considers such factors as it deems appropriate, such as the current Board composition and whether the candidate would qualify as independent, as well as the diversity of the candidate including the candidate’s experience and skills, professional and personal ethics and values, professional commitments, and the existence of any conflicts of interests.

Stockholders may recommend director candidates by submitting the recommendation in writing by letter to Xfone, Inc., Attention: Corporate Secretary, at our offices at 5307 W. Loop 289, Lubbock, Texas 79414, Fax: (806)-788-3398 / Email: alon@xfone.com. Such written letter must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, information regarding any relationships between us and the candidate within the last three (3) years, and a written indication by the recommended candidate of her/his willingness to serve. Such recommendations must also include a statement from the recommending shareholder in support of the candidate, particularly within the context of the criteria for Board membership, as described in the charter, including issues of character, integrity, judgment, diversity of experience, independence, area(s) of expertise, corporate experience, length of service, potential conflict(s) of interest and other commitments, and personal references.

During the fiscal year ended December 31, 2010, the Nominating Committee held one meeting.

Compensation Committee

On December 30, 2007, our Board of Directors also established a Compensation Committee. The Compensation Committee was created to assist the Board in the discharge of its responsibilities with respect to the compensation of our directors and officers. The Compensation Committee is comprised of at least two members satisfying the independence requirements of the Commission and the NYSE Amex. In addition, each member of the Compensation Committee is required to be a “nonemployee director,” within the meaning of Rule 16b-3 issued by the Commission, and an “outside director,” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Messrs Israel Singer (Chairman) and Shemer S. Schwarz were appointed by the Board as members of the Nominating Committees, to serve in such capacities until their resignation, retirement, removal by the Board, or until their successors are appointed.

The Compensation Committee is governed by a charter which was adopted by the Board on December 30, 2007. A copy of the charter of the Compensation Committee is available on our website, at www.xfone.com.

The Compensation Committee reviews and recommends to the Board the corporate goals and objectives relevant to the compensation of, among others, the Chairman of the Board, our Chief Executive Officer, our Chief Financial Officer and other executive officers, evaluates such officers’ performance in light of those goals and objectives, and recommend to the Board such officers’ compensation level based on this evaluation. When it deems necessary, the Compensation Committee consults with executive officers to determine the amount of and the form of executive and director compensation.  The Compensation Committee has full authority to hire independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for our executive officers. The Compensation Committee did not engage compensation consultants during the fiscal year ended December 31, 2010.

During the fiscal year ended December 31, 2010, the Compensation Committee held 4 meetings. All incumbent directors serving on the Compensation Committee attended all meetings of the Compensation Committee that were held in the fiscal year ended December 31, 2010 during the period in which they served on the committee.

Audit Committee Financial Expert

The Board has determined that Mr. Itzhak Almog is an “audit committee financial expert” as that term is defined by the Commission and the NYSE Amex, and is “independent” from our management as that term is defined under the NYSE Amex rules.

Stockholder Communications with the Board

We have not implemented a policy or procedure by which our stockholders can communicate directly with our directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe we are responsive to stockholder communications, and therefore we have not considered it necessary to adopt a formal process for stockholder communications with the Board of Directors. During the upcoming year the Board of Directors will continue to monitor whether it would be appropriate to adopt such a process.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, our directors, executive (and certain other) officers, and any persons holding ten percent or more of our Common Stock must report on their ownership of the Common Stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established. During the fiscal year ended December 31, 2010, we believe that all reports required to be filed by Section 16(a) were filed on a timely basis.

Code of Conduct and Ethics

The Audit Committee of the Board of Directors has adopted and approved a Code of Conduct and Ethics (the “Code”) to apply to all of our directors, officers and employees. The Code, which was ratified by the Board, is intended to promote ethical conduct and compliance with laws and regulations, to provide guidance with respect to the handling of ethical issues, to implement mechanisms to report unethical conduct, to foster a culture of honesty and accountability, to deter wrongdoing and to ensure fair and accurate financial reporting. The Code became effective on August 15, 2006.

The Code was previously filed on a Current Report on Form 8-K which we filed with the Commission on August 15, 2006, and is also available on our website at www.xfone.com. A copy of the Code will be provided at no cost upon written request to: Xfone, Inc. 5307 W Loop 289 Lubbock, TX 79414 USA.

 Whistleblower Policy

The Board of Directors adopted a whistleblower policy (the “Whistleblower Policy”) effective as of August 15, 2006 and amended on May 9, 2007. The Whistleblower Policy establishes procedures for employees, stockholders, or other interested parties of the Company to submit accounting, audit, legal or regulatory concerns. The Whistleblower Policy provides for submission of such concerns to the Audit Committee of the Board of Directors of the Company or designated members of management who will forward the concern to the Audit Committee. After consulting with management of the Company, the Audit Committee will then determine whether to investigate the concerns and forward that determination to the CEO and management of the Company. The Whistleblower Policy stipulates that the Audit Committee and management may not discriminate or retaliate against an individual who submits such concerns. The Whistleblower Policy is available on our website at www.xfone.com or a copy will be provided at no cost upon written request to: Xfone, Inc. 5307 W Loop 289 Lubbock, TX 79414 USA.

Insider Trading Policy

The Company's Board of Directors adopted an insider trading policy (the “Insider Trading Policy”) effective as of January 26, 2011. The Insider Trading Policy establishes guidelines and procedures for the trading of Company securities by officers, directors, employees and consultants (“Insiders”). Among others, the Insider Trading Policy establishes prohibitions on insider trading, tipping, short term trading and short sales; provides for quarterly black-out restrictions on trading and guidelines for establishment of Rule 10b5-1 trading plans. The Insider Trading Policy encourages Insiders who wish to trade in Company securities to consult with the General Counsel of the Company prior to trading. The Insider Trading Policy is available on our website at www.xfone.com or a copy will be provided at no cost upon written request to: Xfone, Inc. 5307 W Loop 289 Lubbock, TX 79414 USA.

EXECUTIVE COMPENSATION

Summary Compensation

The following table summarizes all compensation received for services rendered to the Company during the fiscal years ended December 31, 2009 and 2010 by our Chairman of the Board, Chief Executive Officer and Chief Financial Officer who were serving as our executive officers at December 31, 2009 and 2010 (collectively, our “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Abraham Keinan, Former Chairman of the Board and Director	2010	42,193	(1)	-	-	-		169,272	(2)	-	12,171	(3)	223,636
	2009	75,300	(1)	-	-	-		301,204	(2)	-	20,865	(3)	397,369

Guy Nissenson, President, CEO, and Director	2010	100,789	(4)	-	-	294,386	(5)	329,961	(6)	-	9,449	(7)	734,585
	2009	75,300	(4)	-	-	-		301,204	(6)	-	37,305	(7)	413,809

Niv Krikov, Treasurer, CFO, Principal Accounting Officer and Director	2010	209,193	(8)	-	-	107,049	(9)	-		-	-		316,242
	2009	195,507	(8)	-	-	-		-		-	-		195,507

(1)
Salary paid to Mr. Keinan by our former U.K. based wholly owned subsidiary, Swiftnet Limited (“Swiftnet”), in connection with his employment as Chairman of the Board of Swiftnet. The amounts shown in the table above for 2009 and 2010 were paid in British Pound Sterling (£48,000 in 2009 and £28,000 in 2010) and have been translated into U.S. dollars using the average rate of exchange of the U.S. dollar during 2009 and 2010, respectively. On July 29, 2010, we completed the sale of Swiftnet (and our other UK subsidiaries) to AMIT K LTD., a company registered in England & Wales which is wholly owned and controlled by Mr. Keinan.

(2)
On March 28, 2007, we entered into a consulting agreement with Mr. Keinan, effective as of January 1, 2007 (the “Keinan Consulting Agreement”). The Keinan Consulting Agreement provided that Mr. Keinan shall render us advisory, consulting and other services in relation to our business and operations (excluding our business and operations in the UK). In consideration of the performance of the services pursuant to the Keinan Consulting Agreement, we agreed to pay Mr. Keinan a monthly fee of £10,000 ($15,470) which was increased by the Board of Directors, following the recommendation of the Audit Committee and the Compensation Committee, to £16,000 ($24,752) effective as of June 1, 2008. The amount shown reflects the eligibility of Mr. Keinan pursuant to the Keinan Consulting Agreement. As of December 31, 2009 there was an outstanding balance of $79,388 which was paid during March 2010. The Keinan Consulting Agreement was terminated on July 29, 2010, upon the consummation of the disposition of our UK Subsidiaries. Effective September 19, 2010, Mr. Keinan was replaced as Chairman of our Board by Mr. Itzhak Almog. Mr. Keinan resigned from our Board effective March 1, 2011.

(3)
Under the Keinan Consulting Agreement, we acknowledged that in order to render the services pursuant to the Keinan Consulting Agreement, Mr. Keinan may be required to travel frequently around the world. Therefore, in order to enable Mr. Keinan to have a normal family life we agreed to bear certain expenses which are related to Mr. Keinan's spouse. The amounts shown for 2009 and 2010 reflect payments for a leased car for Mr. Keinan’s use in 2009 and 2010.

(4)
Salary paid to Mr. Nissenson by our former UK based wholly owned subsidiary, Swiftnet, in connection with his employment as Director of Business Development. The amounts shown in the table above for 2009 and 2010 were paid in British Pound Sterling (£48,000 in 2009 and £12,000 in 2010) and have been translated into U.S. dollars using the average rate of exchange of the U.S. dollar during 2009 and 2010, respectively. Mr. Nissenson's employment with Swiftnet was terminated by mutual agreement, effective April 1, 2010. On June 30, 2010, we and Mr. Nissenson entered into a new employment agreement (the “Employment Agreement”), pursuant to which Mr. Nissenson is employed by us as our President and CEO, effective as of April 1, 2010.  Pursuant to the Employment Agreement, Mr. Nissenson will be paid an annual gross salary of $78,000, payable in equal monthly payments of $6,500 each.

(5)
On February 15, 2010, Mr. Nissenson was granted under and subject to our 2007 Stock Incentive Plan options to purchase 1,500,000 shares of our common stock, fully vested, exercisable at $1.10 per share and expiring five years from the date of grant.

(6)
On March 28, 2007, we entered into a consulting agreement with Mr. Nissenson, effective as of January 1, 2007 (the “Nissenson Consulting Agreement”). In consideration of the performance of the services pursuant to the Nissenson Consulting Agreement, we agreed to pay Mr. Nissenson a monthly fee of £10,000 ($15,470) which was increased to £16,000 ($24,752) effective as of June 1, 2008, and further increased in accordance with the First Amendment to the Nissenson Consulting Agreement described below. Mr. Nissenson invoices us at the end of each calendar month, and we make the monthly payments immediately upon receipt of such invoices. The amount shown reflects the eligibility of Mr. Nissenson pursuant to the Nissenson Consulting Agreement. As of December 31, 2009 there was an outstanding balance of $78,971 which was paid during January 2010. On June 30, 2010, we and Mr. Nissenson entered into a First Amendment to the Nissenson Consulting Agreement, effective as of April 1, 2010 (the “First Amendment”). The First Amendment amends certain terms of the Nissenson Consulting Agreement, including, but not limited to, the monthly fee payable to Mr. Nissenson, which has been amended to $28,500 per month. The Nissenson Consulting Agreement and the First Amendment are more fully described under "Certain Relationships And Related Transactions" below.

(7)
Under the Nissenson Consulting Agreement (as amended by the First Amendment), we acknowledge that in order to render the services pursuant to the Nissenson Consulting Agreement, Mr. Nissenson may be required to travel frequently around the world. Therefore, in order to enable Mr. Nissenson to have a normal family life we agreed to bear certain expenses which are related to Mr. Nissenson's spouse and children. The amounts shown in the table above reflect airfare expenses incurred by us for the travels of Mr. Nissenson’s wife and child during 2009 and 2010.

(8)
From August 13, 2007 to August 13, 2009, Mr. Krikov was entitled to a monthly gross salary of NIS 33,000 (approximately $8,841). On July 1, 2009, NTS Communications entered into an employment agreement (the “NTS Employment Agreement”) with Mr. Krikov. Mr. Krikov’s employment with NTS commenced on August 17, 2009, and unless extended by the parties shall terminate on July 31, 2012. Under the terms of the NTS Employment Agreement, Mr. Krikov will be paid an annual salary of $90,800.

(9)
On February 15, 2010, Niv Krikov was granted under and subject to our 2007 Stock Incentive Plan options to purchase 400,000 shares of our common stock, exercisable at $1.10 per share and expiring seven years from the grant date. The options vested as to 25% of the underlying shares 12 months from the date of grant. The remaining 75% of the options shall vest in equal quarterly installments after 15 months from the date of grant. In the event of a change of control of the Company, any unvested and outstanding portion of the options shall immediately and fully vest.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table sets forth certain information concerning option awards and stock awards held by our Named Executive Officers as of December 31, 2010. Our Named Executive Officers did not hold any stock awards as of December 31, 2010.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Abraham Keinan (1)	–		–	–	–	–	–	–	–	–
Guy Nissenson	1,500,000	(2)	–	–	1.10	February 15, 2015	–	–	–	–
Niv Krikov	–		400,000(3)	–	1.10	February 15, 2017	–	–	–	–

(1)
Mr. Keinan held 1,500,000 options which were granted to him under and subject to our 2004 Stock Option Plan. These options were granted on November 24, 2004, vested in full on November 24, 2005, and expired on November 24, 2010.

(2)
On February 15, 2010, Mr. Nissenson was granted under and subject to our 2007 Stock Incentive Plan options to purchase 1,500,000 shares of our common stock, fully vested, exercisable at $1.10 per share and expiring five years from the date of grant.

(3)
On February 15, 2010, Mr. Krikov was granted under and subject to our 2007 Stock Incentive Plan options to purchase 400,000 shares of our common stock, exercisable at $1.10 per share and expiring seven years from the grant date. The options vested as to 25% of the underlying shares 12 months from the date of grant. The remaining 75% of the options shall vest in equal quarterly installments after 15 months from the date of grant. In the event of a change of control of the Company, any unvested and outstanding portion of the options shall immediately and fully vest.

Employment Agreements; Termination of Employment and Change-in-Control Arrangements

Executive Officers

The employment arrangements of Mr. Abraham Keinan, our Chairman of the Board, and Mr. Guy Nissenson, our President, Chief Executive Officer, and Director, are described in detail under the Section captioned “Certain Relationships and Related Transactions” of this Proxy Statement.

Niv Krikov

Effective August 13, 2007, we elected Mr. Niv Krikov, who was serving as our Vice President Finance and Principal Accounting Officer, to serve as our Treasurer and Chief Financial Officer. Following this election, Mr. Krikov no longer serves as Vice President Finance. For his positions of Treasurer, Chief Financial Officer and Principal Accounting Officer, Mr. Krikov was entitled to the following employment terms (the “August 2007 Arrangement”): A monthly gross salary of NIS 33,000 (approximately $8,841) (the “Salary”); Executive insurance - we allocated 13.3% of the Salary (8.3% for severance payments and 5% for remuneration), and Mr. Krikov allocated 5% of the Salary. The insurance included a loss of working capacity coverage (up to 2.5%) that we paid; Continuing education fund - we allocated 7.5% of the Salary and Mr. Krikov allocated 2.5% of the Salary; a Company car, including fuel expenses; a Company mobile phone; 19 days of paid vacation per each employment year. Recuperation payments as provided by the applicable collective agreement in Israel. In addition, Mr. Krikov was entitled to be granted options to purchase a certain amount of shares of our Common Stock as to be recommended by our Chief Executive Officer and approved by the Board of Directors. The August 2007 Arrangement was terminated on August 13, 2009.

On July 1, 2009, NTS Communications entered into an employment agreement (the “NTS Employment Agreement”) with Mr. Krikov, pursuant to which Mr. Krikov will serve as Executive Vice President of NTS. Mr. Krikov’s employment with NTS commenced on August 17, 2009, and unless extended by the parties shall terminate on July 31, 2012. The term of employment may be renewed by mutual agreement for additional one-year terms.  In connection with this event, Mr. Krikov relocated from our office in Israel to our principal executive offices and NTS’ headquarters in Lubbock, Texas. Mr. Krikov’s relocation and the terms of the NTS Employment Agreement were approved by our Board of Directors upon the recommendation of the Compensation Committee and were also approved by NTS’ Board of Directors.

Under the terms of the NTS Employment Agreement, Mr. Krikov will be paid an annual salary of $90,800, a per diem allowance at a monthly rate of $4,100, and will be eligible to participate in and receive benefits under the applicable NTS benefit plans for similarly situated employees. Additionally, NTS has agreed to bear expenses for housing and a motor vehicle for Mr. Krikov and his family, including all expenses associated therewith, as well as travel expenses and medical and life insurance coverage.

On February 15, 2010, Mr. Krikov was granted options to purchase 400,000 shares of our common stock under and subject to our 2007 Stock Incentive Plan. The options are exercisable at $1.10 per share and expiring seven years from the grant date. The options vested as to 25% of the underlying shares 12 months from the date of grant. The remaining 75% of the options shall vest in equal quarterly installments after 15 months from the date of grant. In the event of a change of control of the Company, any unvested and outstanding portion of the options shall immediately and fully vest.

On December 27, 2010 Mr. Krikov was elected as director of the Company.

In connection with the consummation of the Company's Rights Offering on November 2, 2011 Mr. Krikov was granted 391,212 options under and subject to the Company's 2007 Stock Incentive Plan. These options will vest as to 37.5% of the underlying shares on the date of grant. The remaining 62.5% of the options shall vest in quarterly installments of 6.25% as of November 14, 2011. In the event of a change of control of the Company, any unvested and outstanding portion of the options shall immediately and fully vest.

Significant Employees

Brad Worthington, Jerry Hoover and Barbara Baldwin

Effective as of February 26, 2008, NTS Communications entered into employment agreements (the “Employment Agreements”) with each of Brad Worthington, who, prior to our acquisition of NTS, served as NTS’ Executive Vice President - Chief Operating Officer, Jerry Hoover, who, prior to our acquisition of NTS, served as NTS’ Executive Vice President - Chief Financial Officer, and Barbara Baldwin, who, prior to our acquisition of NTS, served as NTS’ President and CEO (each an “NTS Officer,” and collectively the “NTS Officers”). The Employment Agreements provide for continued employment of the NTS Officers with NTS in their respective capacities, and are for five-year terms each.

The Employment Agreements provide for initial annual salaries for each of Messrs. Worthington and Hoover of $243,840 and $273,000 for Ms. Baldwin, and, and annual salaries (not less than the NTS Officer’s respective initial annual salary) to be determined by NTS’ Board of Directors for each year of employment thereafter. In addition, the Employment Agreements provide that the NTS Officers are entitled to one-time signing bonuses in the amount of $243,840 for each of Messrs. Worthington and Hoover and $500,000 for Ms. Baldwin on the effective date of the Employment Agreements.

Pursuant to the terms of the Employment Agreements, the NTS Officers were granted the following stock option awards under the Company’s 2007 Stock Incentive Plan: (i) on February 26, 2008 - each of Messrs. Worthington and Hoover was granted options to purchase 400,000 shares of our Common Stock and Ms. Baldwin was granted options to purchase 250,000 shares of our Common Stock. Each option is immediately exercisable, expiring five years from the grant date, and has an exercise price of $2.794, which is 10% over the average closing price of our Common Stock for the ten trading days immediately preceding August 22, 2007, the execution date of the agreement to purchase NTS; and (ii) On February 26, 2010, at the end of the NTS Officer’s second year of employment - each NTS Officer was granted options to purchase 267,000 shares of our Common Stock. Each option is immediately exercisable at $5.00 per share, and will expire five years from the grant date.

The Employment Agreements may be terminated upon the death of the NTS Officers, for cause (immediately upon notice from NTS to the NTS Officer), for good reason (following thirty days’ prior notice from NTS to the NTS Officer), for any reason other than for good reason, or upon the disability of the NTS Officer, each as defined in the Employment Agreements. The NTS Officers are entitled to the following payments upon such termination:

1.      If the NTS Officer terminates the Employment Agreement for good reason, NTS will pay the NTS Officer his or her salary for the remainder of the employment term, except that if the NTS Officer obtains other employment during that time, such salary payments will be reduced by the amount received with respect to such other employment.

2.      If the NTS Officer terminates the employment for any reason other than for good reason, the NTS Officer will be entitled to receive his or her salary only through the date such termination is effective, and any unexercised vested options to purchase our Common Stock and rights to receive any additional options to purchase our Common Stock shall be cancelled.

3.      If NTS terminates the Employment Agreement for cause, the NTS Officer will be entitled to receive his or her salary through the date such termination is effective, and any options for our Common Stock issued in any year subsequent to Employment Year 1 shall be cancelled.

4.      If the Employment Agreement is terminated because of the NTS Officer’s death, the NTS Officer will be entitled to receive his or her salary through the end of the calendar month in which his or her death occurs, and any right to receive any additional options to purchase our Common Stock shall be cancelled.

5.      If the Employment Agreement expires after the performance of the full term and NTS and the NTS Officer cannot agree on the terms for an extension of the Employment Agreement or a new employment agreement to replace the Employment Agreement, and the NTS Officer terminates employment, then the NTS Officer will be entitled to receive as severance pay his or her salary for a period of three months following the date of such termination.

6.      If the Employment Agreement is terminated by either party as a result of the NTS Officer’s disability, NTS will pay the NTS Officer his or her salary through the remainder of the calendar month during which such termination is effective and any right to receive any additional options for our Common Stock shall be cancelled.

In the event of any termination of employment by the NTS Officers for any reason other than death, disability or for good reason, the NTS Officers have agreed to pay to NTS the following amounts as liquidated damages:
Employment Year during which such termination occurs:	Mr. Worthington	Mr. Hoover	Ms. Baldwin
Year 1	$487,680	$487,680	$773,000
Year 2	$390,144	$390,144	$618,400
Year 3	$292,608	$292,608	$463,800
Year 4	$195,072	$195,072	$309,200
Year 5	$97,536	$97,536	$154,600

The NTS Officers are permitted to participate in such life insurance, hospitalization, major medical, and other executive benefit plans of NTS that may be in effect from time to time. However, the NTS Officers’ accrual of, or participation in plans providing for, such benefits will cease on the effective date of the termination of the Employment Agreement, and the NTS Officer will be entitled to accrued benefits pursuant to such plans only as provided in such plans.

The NTS Officers have also agreed to confidentiality and non-disclosure of confidential information during and following the employment period, as well as customary non-competition and non-interference for the greater of (i) five years from the date of the Employment Agreement or (ii) the employment period and for a period of two years following the date that the employment ends.

The Employment Agreements also provide piggyback registration rights for the NTS Officers from the effective date of the Employment Agreement through the expiration or termination of the Employment Agreements, to register for resale the shares of our Common Stock they own as a result of exercising any of the options granted pursuant to the Employment Agreements. The shares underlying the abovementioned options were subsequently registered for resale, on a Registration Statement on Form S-8 which we filed with the SEC (File No. 333- 158495) on April 8, 2009.

Effective as of December 3, 2009, Mr. Worthington was appointed as President, Chief Executive Officer and Chief Operating Officer of NTS Communications; and Ms. Baldwin was appointed as Executive Vice President of NTS Communications. The terms of their Employment Agreements were not altered.

On February 15, 2010, we granted to Mr. Worthington, under and subject to our 2007 Stock Incentive Plan, options to purchase 215,000 shares of our common stock, exercisable at $1.10 per share and expiring seven years from the grant date. The options vested as to 25% of the underlying shares 12 months from the date of grant, with the remaining 75% of the options vesting in equal quarterly installments after 15 months from the date of grant.

Effective as of October 1, 2010, NTS and Ms. Baldwin entered into a First Amendment to Ms. Baldwin's Employment Agreement (the “Amendment”).The Amendment provides, among others, for the following changes:(i) the term of Ms. Baldwin’s employment with NTS will expire on February 28, 2013; (ii) Ms. Baldwin will no longer be an officer, executive, or have any management authority; (iii) Ms. Baldwin's annual salary shall be $125,000; (iv) Ms. Baldwin agreed to retain 150,000 of her options to purchase shares of our common stock and to cancel the remainder 367,000 options; (v) the termination pay provisions under Ms. Baldwin's Employment Agreement were canceled; and (vi) the termination damages payable by Ms. Baldwin provisions under Ms. Baldwin Employment Agreement were canceled. In consideration for the Amendment, Ms. Baldwin agreed to release, acquit, and forever discharge NTS, its parent, subsidiaries, affiliates, agents, servants and employees, and all persons, natural or corporate, in privity with them or any of them, from any and all claims or causes of action of any kind whatsoever, at common law, statutory or otherwise that exist as of October 1, 2010, whether known or unknown, that are directly related to Ms. Baldwin Employment Agreement; and NTS agreed to release, acquit, and forever discharge Ms. Baldwin from any and all claims or causes of action of any kind whatsoever, at common law, statutory or otherwise that exist as of October 1, 2010, whether known or unknown, and that are directly related to Ms. Baldwin Employment Agreement.

In connection with the consummation of the Company's Rights Offering on November 2, 2011 Mr. Worthington was granted under and subject to the Company's 2007 Stock Incentive Plan options to purchase 274,646 shares of our common stock, exercisable at $1.10 per share and expiring seven years from the grant date. Mr. Hoover was granted under and subject to the Company's 2007 Stock Incentive Plan options to purchase 64,369 shares of our common stock, exercisable at $1.10 per share and expiring seven years from the grant date. Ms. Baldwin was granted under and subject to the Company's 2007 Stock Incentive Plan options to purchase 11,915 shares of our common stock, exercisable at $1.10 per share and expiring seven years from the grant date.

Director Compensation for 2010

Compensation for Board Services and Reimbursement of Expenses

For the nine months period ended September 30, 2010, we compensated all our non-employed directors for participation at meetings of the Board and committee’s thereof (each, a “Committee”) as follows: (a) $250 for physical participation at each meeting of the Board or Committee; plus (b) $100 for participation via the telephone at each meeting of the Board or Committee. In addition, we reimbursed our non-employed directors for expenses incurred in connection with Board services. These expenses were reviewed and pre-approved by our President.

Beginning as of October 1, 2010, we are compensating our Independent Directors who serve on our Board or any Committee for participation at meetings of the Board and Committees, pursuant to the following schedule: (a) $1,000 (plus VAT, if applicable) per calendar month, for up to two meetings per calendar month; plus (b) $250 for each additional meeting of the Board or Committee at which such Independent Director is physically present; plus (c) $100 for each additional meeting of the Board or Committee at which such Independent Director participates via telephone or video conference. Each Director shall receive $1,000 per month payable on a quarterly basis, and a reconciliation shall be made at the end of each quarter to determine the additional amounts due to each director pursuant to clauses (b) and (c) above; provided, however, that (1) if fewer than two meetings are held during any one calendar month, the balance of such meetings will be carried forward as a credit for succeeding months against payments under clauses (b) and (c) (the “Credit”); and (2) the Credit shall be reset to zero at the beginning of each fiscal year. For the avoidance of doubt, if one meeting is held in January, two meetings are held in February, and three meetings are held in March, the Directors will not receive any additional payments under clauses (b) and/or (c); however if one meeting is held in January, two meetings are held in February, and four meetings are held in March, the Directors will receive one additional payment under clauses (b) and/or (c), as applicable.

The following table reflects all compensation awarded to, earned by or paid to our directors for the fiscal year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Itzhak Almog (1)	4,350	-	41,030	-	-	-	45,380
Guy Nissenson (2)	-	-	-	-	-	-	-
Niv Krikov (3)	-	-	-	-	-	-	-
Abraham Keinan (2)	-	-	-	-	-	-	-
Shemer S. Schwarz (4)	4,000	-	41,030	-	-	-	45,030
Israel Singer (5)	4,050	-	41,030	-	-	-	45,080
Arie Rosenfeld (6)	3,500	-	41,030	-	-	-	44,530
Timothy M. Farrar (3)	-	-	-	-	-	-	-
Eyal J. Harish (7)	700	-	-	-	-	-	700
Aviu Ben-Horrin (8)	500	-	-	-	-	-	500

(1)
As of December 31, 2010, Mr. Almog held 25,000 options, fully vested at an exercise price of $3.50 and with expiration date of October 30, 2012; and 90,000 options of which 30,000 were vested and 10,000 vested each month until all options vested on June 20, 2011, at an exercise price of $1.22 and with expiration date of September 20, 2015.

(2)
We do not compensate directors who are also employed by the Company (or its subsidiaries) for their services on the Board. Accordingly, Messrs Keinan and Nissenson did not receive any compensation for their services on our Board during the fiscal year ended December 31, 2010.

(3)	Messrs Krikov and Farrar were elected to our Board on December 27, 2010. Mr. Krikov is employed by our subsidiary, NTS Communications.

(4)
As of December 31, 2010, Mr. Schwarz held 90,000 options of which 30,000 were vested and 10,000 vested each month until all options vested on June 20, 2011, at an exercise price of $1.22 and with expiration date of September 20, 2015.

(5)
As of December 31, 2010, Mr. Singer held 20,000 options, fully vested at an exercise price of $3.50, and with expiration date of June 5, 2013; and 90,000 options of which 30,000 were vested and 10,000 vested each month until all options vested on June 20, 2011, at an exercise price of $1.22 and with expiration date of September 20, 2015.

(6)
As of December 31, 2010, Mr. Rosenfeld held 90,000 options of which 30,000 were vested and 10,000 vested each month until all options vested on June 20, 2011, at an exercise price of $1.22 and with expiration date of September 20, 2015.

(7)	Mr. Harish is a former director who resigned from our Board effective July 29, 2010. Mr. Harish held 75,000 options which expired on October 29, 2010.

(8)	Mr. Ben-Horrin is a former director who resigned from our Board effective July 29, 2010. Mr. Ben-Horrin held 25,000 options which expired on October 29, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have omitted certain related party transactions which are no longer applicable to us as a result of the sale of our U.K. and Israeli subsidiaries (as further described below), and as a result of the resignation of Abraham Keinan (a significant shareholder and former Chairman of the Board of Directors) from our Board, effective March 1, 2011. We have previously disclosed these related party transactions in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which was filed with the Commission on March 30, 2010, and in Current Reports on Form 8-K that we have filed from time to time.

A.           Disposition of UK Subsidiaries (Swiftnet, Auracall, Equitalk.co.uk and Story Telecom)

On January 29, 2010, we entered into an agreement (the “Purchase Agreement”) with Abraham Keinan (our significant shareholder and former Director and Chairman of our Board of Directors) and AMIT K LTD, a company registered in England & Wales which is wholly owned and controlled by Mr. Keinan (“Buyer”), pursuant to which Mr. Keinan, through Buyer, agreed to purchase from us, and we agreed to sell, 100% of the entire issued share capital of Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited (collectively the “UK Subsidiaries”), which we owned (the “Transaction”).

Pursuant to the Purchase Agreement, the consideration to be paid by Buyer and/or Keinan to us was $3,500,000, comprised of the following three components:

1. A release by Iddo Keinan, the son of Mr. Keinan and an employee of Swiftnet Limited (“Iddo”), and the UK Subsidiaries, of us and NTS Communications, Inc. from any obligations under the loan agreement dated December 10, 2009, pursuant to which Iddo extended to Swiftnet Limited a loan of £860,044 ($1,471,108) (the “Loan Agreement”), the Security Documents (as that term is defined in the Loan Agreement) and any other ancillary documents thereof, including a release from the repayment of Iddo's Loan (as that term is defined in the Purchase Agreement) and the related costs and expenses specified in Schedule A of the Loan Agreement.

2. Full redemption by Buyer and/or Mr. Keinan of the credit facility which we had obtained from Bank Leumi (UK) Plc of £150,000 ($234,420), thereby releasing us from our obligation to Bank Leumi (UK) Plc.

(Items 1 and 2 shall be collectively referred to as the “First Payment”).

3. We shall be entitled to receive an annual earn-out payment, commencing after the accumulative EBITDA of the UK Subsidiaries, over the years beginning on the consummation of the Transaction (the “Closing”), has reached an aggregate amount equal to the First Payment and payable not later than March 31 of each successive year, calculated as follows: the product of (A) twenty percent (20%) and (B) the accumulative EBITDA of the UK Subsidiaries for the applicable year (the “Earn-Out Payments”).  The aggregate Earn-Out Payments shall be equal to but shall not exceed $1,858,325 in the aggregate (the “Earn-Out Consideration”).  In the event that Buyer and/or Mr. Keinan sell the UK Subsidiaries after the Closing and before the Earn-Out Consideration has been paid to us in full and therefore Buyer and/or Mr. Keinan cannot pay the Earn-Out Payments out of the accumulative EBITDA of the UK Subsidiaries, Buyer and/or Keinan shall immediately pay to us, upon our demand, in cash, $1,858,325, less any amounts previously paid to us as Earn-Out Consideration.

We sought a valuation of the UK Subsidiaries in connection with the Transaction, which was submitted to our Audit Committee and Board of Directors for its review and consideration. On February 15, 2010 the Transaction was approved by our Audit Committee and Board of Directors. The transaction was approved by the holders of a majority of our common stock entitled to vote, which was obtained at a special meeting of our stockholders held on July 14, 2010. The sale of UK Subsidiaries was completed on July 29, 2010.

In connection with the Transaction, Guy Nissenson, our President, Chief Executive Officer and director, resigned his directorship of all of the UK Subsidiaries, and Mr. Keinan resigned from his directorship of all of our subsidiaries, other than the UK Subsidiaries. In addition, Mr. Aviu Ben-Horrin and Mr. Eyal J. Harish resigned from their positions on our Board of Directors, effective as of July 29, 2010.

In connection with the Purchase Agreement, we and Mr. Keinan entered into a second agreement on January 29, 2010 (the “Termination Agreement”), which terminated the Consulting Agreement entered into between us and Mr. Keinan on March 28, 2007.  Pursuant to the Termination Agreement, Keinan waived any future monthly fees, beginning on the consummation of the Transaction, and the right to an appropriate severance package which Keinan would have been entitled to under the Consulting Agreement.  In addition, pursuant to the Termination Agreement, upon the consummation of the Transaction and for as long as Mr. Keinan serves as one of our directors, Mr. Keinan shall be deemed a non-independent director and shall not be entitled to any compensation in connection with his directorship. Mr. Keinan resigned from our Board, for personal reasons, effective March 1, 2011.

B.           Disposition of Israeli Subsidiary (Xfone 018)

On August 31, 2010 (the “Closing Date”), we completed the disposition (the “Transaction”) of our 69% interest in Xfone 018 Ltd. (“Xfone 018”) pursuant to an agreement, dated May 14, 2010 (including any amendment and supplement thereto, the “Agreement”), by and between us, Newcall Ltd. (the former 26% minority owner of Xfone 018) (“Newcall”), Margo Pharma Ltd. (the former 5% minority owner of Xfone 018), and Marathon Telecom Ltd., the buyer of Xfone 018 (“Marathon Telecom”). The entry into the Agreement followed a non-binding memorandum of understanding which was entered into on March 2, 2010. Marathon Telecom and its directors have no affiliation with us.

The original gross purchase price to be paid by Marathon Telecom under the Agreement was $7,850,000. On the Closing Date, the parties agreed to reduce the gross purchase price to $7,802,000 and deposited with a trustee (the “Trustee”) an amount equal to 15% of the reduced gross purchase price (the “Deposit”), such Deposit is to act as collateral for the indemnification of Marathon Telecom pursuant to the provisions of Section 17 of the Agreement. The Deposit is to be disbursed by the Trustee in two installments, the first of which was already disbursed on April 4, 2011, and the second to be disbursed by December 31, 2011, unless Marathon Telecom provides the Trustee with an indemnification notice.

In connection with the consummation of the Transaction, Xfone 018 repaid all outstanding debts owed to its bank, to us and to Newcall, and we received 69% of the net proceeds from the sale. The gross proceeds to us were approximately $4,900,000, subject to disbursement of the Deposit by the Trustee according to the schedule set forth above.

The Company’s Board of Directors approved the Agreement on May 13, 2010. Pursuant to the Agreement, the consummation of the Transaction was subject to certain conditions and approvals, including, receipt of the approval of the Minister of Communications in Israel which was received on August 11, 2010.

In connection with the Transaction, on September 13, 2010 we paid $118,985 as finder's fee to Mr. Ilan Shoshani, the owner of Newcall.

C.            Guy Nissenson Agreements

1. Nissenson Original Consulting Agreement

Pursuant to a Board of Directors’ resolution dated December 25, 2006, on March 28, 2007, we and Mr. Nissenson entered into a consulting agreement, to be effective as of January 1, 2007 (the “Nissenson Consulting Agreement”).

The Nissenson Consulting Agreement provides that Mr. Nissenson shall render to us advisory, consulting and other services in relation to our business and operations (excluding our business and operations in the United Kingdom).

In consideration of the performance of the Services pursuant to the Nissenson Consulting Agreement, we paid Mr. Nissenson a monthly fee of £10,000 ($15,470), which was increased by the Board of Directors following the recommendation of the Audit Committee and the Compensation Committee in accordance with the terms described below, to £16,000 ($24,752) effective as of June 1, 2008 (the “Fee”), and further increased in accordance with the First Amendment to the Nissenson Consulting Agreement described below. Mr. Nissenson shall invoice us at the end of each calendar month and we shall make the monthly payment immediately upon receiving such invoice. Once a calendar year, and no later than December 15, our Board shall consider approving an increase to the Fee. Such Board approval shall be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee.  In connection with the performance of this provision, the Audit Committee, the Compensation Committee and the Board shall take into account, among other factors, growth in our revenues and/or profits.

Our Board of Directors shall, from time to time, and not less than once a calendar year, consider approving a grant of success bonus to Mr. Nissenson (the “Bonus”). Such Board approval shall be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee. In connection with the performance of this provision, the Audit Committee, the Compensation Committee and the Board shall take into account, among other factors, growth in our revenues and/or profits and/or successful completion of transactions or activities by us (such as, but not limited to, reorganization, mergers, acquisitions, capital raisings and cost cuts). Any Board member, except Mr. Nissenson, may, at any time and from time to time, initiate a Bonus grant to Mr. Nissenson, and in such an event the approving process shall be set in motion.

Mr. Nissenson waived his bonuses for fiscal years 2007, 2008 and 2009 to which he was entitled pursuant to this provision.

The Nissenson Consulting Agreement provided that Mr. Nissenson would be granted options or rights to purchase shares of our common stock upon our adoption of a stock or option plan, subject to Board and Audit Committee approval.  On February 15, 2010, Mr. Nissenson was granted options to purchase 1,500,000 shares of our common stock under our 2007 Stock Incentive Plan.

In addition to the Fee and the Bonus, we shall pay directly and/or reimburse Mr. Nissenson for his Expenses. For the purposes of the Nissenson Consulting Agreement, the term “Expenses” shall mean any and all amounts actually paid by us and/or by Mr. Nissenson, and/or to be paid by Mr. Nissenson at his direction, including, without limitation (i) costs associated with telecommunication services and products, and (ii) costs associated with transportation and/or travel (including, but not limited to, by plane, train, rented car and taxi) and/or accommodation (including, but not limited to, at rented flats and hotels) and/or any other board and lodging expenses (including, but not limited to, food, restaurants and entertainment) which were and/or will be incurred in connection with the performance of the Services pursuant to the Nissenson Consulting Agreement.

We acknowledge that in order to render the Services pursuant to the Nissenson Consulting Agreement, Mr. Nissenson may be required to travel frequently around the world. Therefore, in order to enable Mr. Nissenson a normal family life we shall bear expenses which are related to Mr. Nissenson’s spouse.

This Nissenson Consulting Agreement shall be in effect for an initial fixed term of five years, beginning on January 1, 2007 (the “Initial Effective Term”), and thereafter, unless terminated as provided below, shall automatically be renewed for additional terms of three years (each, an “Additional Effective Term”). Notwithstanding the foregoing, each of the parties shall have the right to terminate the automatic renewal of the Nissenson Consulting Agreement, for any reason whatsoever, by a termination notice in writing, to be provided to the other party not less than six months prior to: (i) the expiration of the Initial Effective Term, or (ii) the expiration of any Additional Effective Term (the “Notice Period”). Notwithstanding the foregoing, as long as Mr. Nissenson shall command and/or control, directly and/or indirectly, including together with others and/or by proxies, fifteen percent (15%) or more of our voting rights, if we shall choose to exercise our right to terminate the automatic renewal of the Nissenson Consulting Agreement, the Notice Period shall be of not less than twelve months. Notwithstanding the foregoing, Mr. Nissenson shall have the right to terminate the Nissenson Consulting Agreement, for any reason whatsoever, and at any time, including during the Initial Effective Term (“Early Termination by Mr. Nissenson”). In the event of Early Termination by Mr. Nissenson, the Notice Period shall be of not less than eight months.

The Nissenson Consulting Agreement further provides that no later than June 30, 2007, the parties shall enter into a severance agreement providing for an appropriate severance package for Mr. Nissenson (the “Severance Agreement”). Pursuant to the approval of our Board of Directors, we entered into a Severance Agreement with Mr. Nissenson on September 20, 2010, which is described in Sub-Section 4 below.

The Nissenson Consulting Agreement also contains provisions regarding non-competition; intellectual property; confidentiality; conflict of interests and other standard terms and conditions.

The Nissenson Consulting Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by our Audit Committee.

2. First Amendment to the Nissenson Consulting Agreement

On June 30, 2010, pursuant to the recommendations of the Audit Committee and the Compensation Committee, and the resolution of our Board of Directors dated June 27, 2010, we and Mr. Nissenson entered into a First Amendment to the Nissenson Consulting Agreement, effective as of April 1, 2010 (the “First Amendment”).

The First Amendment amends certain terms of the Nissenson Consulting Agreement, including, but not limited to: (i) the description of the services rendered by Mr. Nissenson, which has been amended to auxiliary advisory and consulting services (excluding services rendered from the territory of the state of Israel), including in the areas of corporate management, strategy planning, business development, mergers and acquisitions, financing, and investors and debtors relations; (ii) the monthly fee payable to Mr. Nissenson, which has been amended to $28,500 per month; (iii) the bearing of expenses, which has been amended to include Mr. Nissenson's children as well; and (iv) the initial fixed term of the Nissenson Consulting Agreement, which has been amended to be eight years from the commencement date of January 1, 2007, and unless terminated as provided in the Consulting Agreement, is automatically renewable for additional terms of three years each.

 3. Termination of Employment Agreement with Swiftnet Limited

Mr. Nissenson was a party to a certain employment agreement with our former wholly owned UK subsidiary, Swiftnet Limited (“Swiftnet”), effective January 1, 2007, pursuant to which Mr. Nissenson served as Director of Business Development of Swiftnet (the “Swiftnet Employment Agreement”). Pursuant to the Swiftnet Employment Agreement, Mr. Nissenson was paid an annual salary of £48,000, payable in equal monthly payments of £4,000 each. On June 30, 2010, Mr. Nissenson and Swiftnet agreed to terminate the Swiftnet Employment Agreement, effective as of April 1, 2010.

4. Nissenson Employment Agreement

On June 30, 2010, pursuant to the recommendations of our Audit Committee, dated June 24, 2010, and our Compensation Committee, dated June 27, 2010, and the resolution of our Board of Directors dated June 27, 2010, we and Mr. Nissenson entered into a new Employment Agreement (the “Nissenson Employment Agreement”), pursuant to which Mr. Nissenson is employed by us as our President and CEO, effective as of April 1, 2010.  Pursuant to the Nissenson Employment Agreement, Mr. Nissenson will be paid an annual gross salary of $78,000, payable in equal monthly payments of $6,500 each.  The initial employment period is from April 1, 2010 to March 31, 2015. The term shall be extended automatically for additional periods of three years each. Each party generally has the right to terminate the automatic extensions at any time for any reason, by providing six months advance written notice. However, as long as Mr. Nissenson controls, directly and/or indirectly, 15% or more of the voting rights of our common stock, in the event that we elect to terminate the automatic extensions, Mr. Nissenson will be entitled to twelve months advance written notice from us. Notwithstanding the foregoing, Mr. Nissenson may terminate the Nissenson Employment Agreement at any time for any reason by providing eight months advance written notice to the Company.

Mr. Nissenson has undertaken to execute a letter of undertaking regarding confidentiality and non-competition provisions, and preservation of our intellectual property. The Nissenson Employment Agreement also contains provisions relating to conflicts of interest and loyalty, as well as other customary terms and conditions.

5. Nissenson Severance Agreement

Pursuant to Section 17 of the Nissenson Consulting Agreement and the First Amendment, and upon the approval of our Board of Directors, we entered into a Severance Agreement with Mr. Nissenson on September 20, 2010 (the “Severance Agreement”).  Pursuant to the Severance Agreement, in the event that (a) either (1) we terminate the Nissenson Consulting Agreement (as amended) and/or the Nissenson Employment Agreement, for a reason other than cause, disability or death, or (2) Mr. Nissenson terminates the Nissenson Consulting Agreement (as amended) and the Employment Agreement for good reason, and (b) Mr. Nissenson (1) signs and delivers to us a Release of Claims satisfactory to us, and (2) complies with the applicable terms of the Severance Agreement, the Nissenson Consulting Agreement (as amended) and the Nissenson Employment Agreement, then Mr. Nissenson shall be entitled to certain severance benefits.

The severance benefits include: (a) a lump sum payment consisting of (1) 3.5 months’ fee under the Nissenson Consulting Agreement (as amended) as then in effect, for each year or part thereof beginning on our inception and continuing until the termination date, and (2) 3.5 months’ salary under the Nissenson Employment Agreement as then in effect, for each year or part thereof beginning on our inception and continuing until the termination date, (b) full vesting of options which would have vested during the one-year period commencing on the termination date and which are not dependent on the achievement of a performance objective or objectives, (c) payment of outstanding and unpaid fees, bonuses, expenses, salaries and employee social and fringe benefits due pursuant to the Nissenson Consulting Agreement (as amended) as then in effect, and the Nissenson Employment Agreement prior to the termination date.

The initial term of the Severance Agreement is 4.5 years, beginning on September 20, 2010.  The term shall be automatically renewed for additional terms of three years for as long as the Nissenson Consulting Agreement (as amended) and the Nissenson Employment Agreement are in effect.

D.            Keinan/Nissenson/Campbeltown Agreement

On January 29, 2010, Abraham Keinan, Guy Nissenson and Campbeltown Business Ltd, an entity owned and controlled by Mr. Nissenson and his family (“Campbeltown”) entered into an agreement (the “Keinan/Nissenson/Campbeltown Agreement”). Pursuant to the Keinan/Nissenson/Campbeltown Agreement, on the consummation of the sale of our UK Subsidiaries described further in Section A above (the “Transaction”), a certain Voting Agreement dated September 28, 2004 between Mr. Keinan, Mr. Nissenson and Campbeltown was terminated, and was simultaneously replaced with an irrevocable written appointment by Mr. Keinan of Mr. Nissenson, to act as Mr. Keinan’s proxy in respect of all shares of our common stock that Mr. Keinan owns or holds now or in the future. The proxy is irrevocable, and will remain in effect for as long as Mr. Nissenson is the record or beneficial holder of one hundred thousand (100,000) or more shares of our common stock or is a director or an executive officer of ours.

E.            Dionysos Investments (1999) Ltd. Financial Services and Business Development Consulting Agreement

1. Original Financial Services and Business Development Consulting Agreement

A Financial Services and Business Development Consulting Agreement was entered into on November 18, 2004, between Dionysos Investments (1999) Ltd., an Israeli company (“Dionysos Investments”) and us with respect to certain services, as described below (the “Dionysos Investments Consulting Agreement”).  Mr. Haim Nissenson, a consultant of us since our inception and father of Mr. Guy Nissenson, our President, Chief Executive Officer and Director, is the Managing Director of Dionysos. Dionysos is owned and controlled by certain members of the Nissenson family, other than Mr. Guy Nissenson.

Under the Dionysos Investments Consulting Agreement, Dionysos Investments agrees to assist us in connection with services related to financial activities, financial reports, mergers & acquisitions and other business development work (the “Services”). In the event we request additional services, the scope of such additional services shall be as agreed by the parties and shall be governed by the Dionysos Investments Consulting Agreement.

The Dionysos Investments Consulting Agreement provided that Dionysos Investments will be compensated by us for the Services provided to us in the amount of £3,000 (approximately $4,643) per month beginning on the Effective Date of the Dionysos Investments Consulting Agreement (the “Fees”). In addition, we will reimburse Dionysos Investments, based on prior approval, for expenses incurred, which expenses include travel, hotel, meals, courier, report reproduction and other administrative costs when and where needed (the “Expenses”). Compensation for any additional services provided by Dionysos Investment to us shall be as agreed by the parties.

The Effective Date of the Dionysos Investments Consulting Agreement is January 1, 2005 (the “Effective Date”). The term of the Dionysos Investments Consulting Agreement is two years (the “Term”). According to the Dionysos Investments Consulting Agreement, the Term will be automatically renewed for successive two-year periods, unless either party provides written notice at least ninety days prior to the end of the Term that such party does not wish to renew the Dionysos Investments Consulting Agreement.

2. First Amendment to Financial Services and Business Development Consulting Agreement

On February 8, 2007, pursuant to the recommendations of the Audit Committee and the resolutions of our Board of Directors dated December 25, 2006, and February 4, 2007, we and Dionysos Investments entered into a First Amendment to the Dionysos Investments Consulting Agreement (the “First Amendment”).

The First Amendment provides that Section 2 of the Dionysos Investments Consulting Agreement shall be amended in its entirety to provide as follows:

(i) The parties agree that Dionysos Investments will be compensated by us for the Services provided to us in the amount of £8,000 (approximately $12,382) per month, beginning on January 1, 2007;

(ii) In addition, we will pay Dionysos Investments a one time success fee in the amount of £10,000 (approximately $15,470), for initiating, establishing and developing the relationship between us and certain Israeli financial institutions during fiscal years 2005-2006, relationships which resulted in significant investments made by certain Israeli financial institutions;

(iii) In addition, we will pay Dionysos Investments a success fee for any future investments in us made by Israeli investors during fiscal year 2007, provided such investments were a direct or indirect result of the Services provided to us. The success fee will be equal to 0.5% (half percent) of the gross proceeds of such investments; and

(iv) In addition, we will reimburse Dionysos Investments, based on prior approval by the Audit Committee, for expenses incurred, which expenses will include travel, hotel, meals, courier, report reproduction and other administrative costs when and where needed. Compensation for any additional services provided by Dionysos Investments to us shall be as agreed by the parties.

The parties agreed that the abovementioned compensation will only apply to fiscal year 2007, and then be reviewed and reconsidered by the Audit Committee and Board of Directors in December 2007. In the event our Board of Directors, exercising sole discretion, decides not to approve the abovementioned compensation for fiscal year 2008, Dionysos Investments will have the option, in its sole discretion, to terminate the Dionysos Investments Consulting Agreement, or continue and provide the Services in return for the same compensation which was paid to it in fiscal years 2005-2006 (i.e. fee of £3,000 per month plus reimbursement of expenses).

The First Amendment further declares that the Audit Committee and Board of Directors approved the automatic renewal of the Term for an additional two-year period, ending on December 31, 2008.

On January 28, 2008, in accordance with the recommendation of the Audit Committee and in recognition of and following the successful efforts of Dionysos Investments in raising capital for us in Israel during 2007, the Board of Directors approved and confirmed by resolution the engagement of Dionysos Investments to serve as our consultant for the fiscal year ended December 31, 2008 at the same level of compensation which was agreed to and paid for the fiscal year ended December 31, 2007.

3. Second Amendment to Financial Services and Business Development Consulting Agreement

On January 15, 2009, pursuant to the recommendation of the Audit Committee and the resolution of the Board of Directors, we and Dionysos Investments entered into a Second Amendment to the Dionysos Investments Consulting Agreement (the “Second Amendment”).  The Second Amendment confirmed the automatic renewal of the Dionysos Investments Consulting Agreement for an additional two-year period and set the same compensation levels for fiscal 2009 and 2010 that were established for fiscal 2007 and 2008.  Accordingly, Dionysos Investments will continue to be paid £8,000 (approximately $12,382) per month, plus reimbursements for expenses, and will receive a success fee of 0.5% of the gross proceeds for any investments in us made by Israeli investors during fiscal 2009 and/or 2010 that result from Dionysos Investments’ services to us.

The parties also agreed that in or about December 2010, the Audit Committee and Board of Directors would review and reconsider for approval the above-mentioned compensation for any future term(s).

4. Third Amendment to Financial Services and Business Development Consulting Agreement

On December 27, 2010, pursuant to the recommendation of the Audit Committee and the resolution of the Board of Directors, we and Dionysos Investments entered into a Third Amendment to the Dionysos Investments Consulting Agreement (the “Third Amendment”).  The Third Amendment confirmed the automatic renewal of the Dionysos Investments Consulting Agreement for an additional two-year period ending on December 31, 2012. The parties agreed that Dionysos Investments will be compensated $12,700 per month, beginning on January 1, 2011, plus reimbursements for expenses, and will receive a success fee equal to 0.5% of the gross proceeds of any investments in us made by Israeli investors during fiscal 2011 and/or 2012 that result from Dionysos Investments’ services to us.

The parties also agreed that in or about December 2012, the Audit Committee and Board of Directors would review and reconsider for approval the Dionysos Investments’ compensation for any future term(s).

Pursuant to a mutual agreement of same date, on April 27, 2011, the Board of Directors approved the termination, effective December 31, 2011, of the Dionysos Investments Consulting Agreement, as amended, between the Company and Dionysos.

F.           Securities Purchase Agreement with Burlingame Equity Investors, LP

On March 23, 2010, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an existing shareholder, Burlingame Equity Investors, LP (“Burlingame”), pursuant to which Burlingame agreed to purchase from us and we agreed to sell and issue to Burlingame our following securities for an aggregate purchase price of $6,000,000 (the “Purchase Price”) (the “Burlingame Transaction”):

(1) Senior Promissory Note: A senior promissory note in the aggregate principal amount of $3,500,000, maturing on March 22, 2012 (the “Note”).  Interest accrues at an annual rate of 10% and is payable quarterly (commencing on June 30, 2010 and on the 15th of each September, December, March and June thereafter) in cash. The Note ranks pari passu in rights of liquidation with our Series A Bonds issued in Israel on December 13, 2007. Upon the occurrence or existence of any Event of Default, our obligations on the Note become immediately due and payable. “Event of Default” is defined in the Note to include (i) failure to pay the principal amount or accrued interest within five business days following an interest payment date or the maturity date; (ii) voluntary or involuntary bankruptcy or insolvency proceedings; (iii) a material breach of representations or warranties in the Purchase Agreement; (iv) a material breach by us of material covenants in the Burlingame Transaction documents, which is not cured within ten business days of a notice of default; (v) A monetary default by us under any other indebtedness for an amount greater than $1,000,000, which default results in the acceleration of such indebtedness, provided that the default is not cured within the cure period provided in the applicable agreement, document or instrument; and (vi) entry of a final judgment for the payment of money aggregating in excess of $1,000,000 rendered against us or our subsidiaries, which is not bonded, discharged, stayed or appealed.

(2) Shares of our Common Stock:  2,173,913 shares of our common stock, par value $0.001 per share (the “Burlingame Shares”). The Burlingame Shares were priced at $1.15 per share for a total purchase price for the Burlingame Shares of $2,500,000.

(3) Common Stock Purchase Warrant:  A warrant to purchase 950,000 shares of our common stock, which shall be exercisable at a price of $2.00 per share for a period of five years (the “Warrant”). The number of shares issuable upon exercise of the Warrant (the “Warrant Shares”), and/or the applicable exercise price, may be proportionately adjusted in the event of a stock dividend, distribution, subdivision, combination, merger, consolidation, sale of assets, spin-off or similar transactions.

The Purchase Agreement, Note and Warrant include representations, warranties, and covenants customary for a transaction of this type.

Under the Purchase Agreement, we granted to Burlingame certain registration rights with respect to the Burlingame Shares and the Warrant Shares (the “Registrable Securities”).

Following the execution of the Purchase Agreement, the Burlingame Transaction was consummated, and the Purchase Price was paid to us and the Note was delivered to Burlingame. The Burlingame Shares and the Warrant were authorized for issuance by us, and were issued and delivered to Burlingame upon receipt of approval of the listing for trading of the Burlingame Shares and the Warrant Shares on the NYSE Amex LLC and the Tel Aviv Stock Exchange Ltd.

The Registrable Securities have been registered pursuant to a Registration Statement on Form S-3 (File No. 333-168317) which was declared effective by the Commission on August 5, 2010.

We used the net proceeds from the Burlingame Transaction for working capital purposes.

Prior to the Burlingame Transaction, Burlingame and its affiliates were the beneficial owners of an aggregate of approximately 5.7% of our Common Stock. There were no other material relationships between us or our affiliates and Burlingame.

1. First Amendment to Senior Promissory Note

On May 2, 2011, the Company entered into a First Amendment (the “Amendment”) to the Note. The purpose of the Amendment was to extend the maturity date of the Note from March 22, 2012 to March 22, 2013.

G.           Subscription Agreement with certain investors affiliated with Gagnon Securities LLC

On March 23, 2010, we entered into a Subscription Agreement (the “Subscription Agreement”) with certain investors affiliated with Gagnon Securities LLC, an existing shareholder (collectively, “Gagnon”), pursuant to which Gagnon agreed to purchase from us and we agreed to sell and issue to Gagnon 500,000 shares of our Common Stock (the “Gagnon Shares”) at a purchase price of $1.15 per share, for an aggregate purchase price of $575,000 (the “Gagnon Transaction”).

The Subscription Agreement includes representations, warranties, and covenants customary for a transaction of this type.

Under the Subscription Agreement, we granted to Gagnon certain registration rights with respect to the Gagnon Shares.

The Gagnon Shares were authorized for issuance by us, and were issued and delivered to Gagnon upon receipt of approval of the listing for trading of the Gagnon Shares on the NYSE Amex LLC and the Tel Aviv Stock Exchange Ltd.

The Gagnon Shares have been registered pursuant to a Registration Statement on Form S-3 (File No. 333-168317) which was declared effective by the Commission on August 5, 2010.

We used the net proceeds from the Gagnon Transaction for working capital purposes.

Prior to the Gagnon Transaction, Gagnon and its affiliates were the beneficial owners of an aggregate of approximately 20.1% of our Common Stock. There were no other material relationships between us or our affiliates and Gagnon.

H.           Free Cash Flow Participation Agreement with NTS Holdings, Inc.

We entered into a Free Cash Flow Participation Agreement (the “Participation Agreement”) with NTS Holdings, an entity owned by Barbara Baldwin, an employee of NTS Communications, Jerry Hoover, Executive Vice President, Treasurer and Chief Financial Officer of NTS Communications and Treasurer of Xfone USA, and Brad Worthington, President, Chief Executive Officer and Chief Operating Officer of NTS Communications and President and Chief Executive Officer of Xfone USA, pursuant to which NTS Holdings will be entitled to a payment from us of an amount equal to 5% of the aggregate excess free cash flow generated by our U.S. Operations, which is defined in the Participation Agreement as our operations and our U.S. subsidiaries, which include Xfone USA, NTS Communications and their respective subsidiaries, as well as any U.S. entity that we acquire directly, or indirectly through our subsidiaries in the future (a “Future Acquisition”). NTS Holdings will be entitled to the participation amount beginning at such time as we have received a full return of our initial invested capital, plus an additional 8% return per year, in connection with the acquisition of NTS Communications (as well as in connection with any Future Acquisition).

The Participation Agreement will remain in effect in perpetuity, unless earlier terminated in accordance with its terms. Termination of the Participation Agreement may occur upon a sale or buyout of our U.S. Operations, at the option of the purchaser in any such transaction, and in the limited circumstances set forth in the Participation Agreement.

I.           Shareholder Value, Ltd.

Shareholder Value, Ltd. is a Texas limited partnership which owns 100% of the building in Lubbock, Texas, from which NTS Communications leases its corporate offices, Network Control Center, Customer Care and Internet help desk locations. NTS Properties, LLC is a Texas limited liability company that serves as the general partner of Shareholder Value, Ltd., and, in that capacity, owns 1% of Shareholder Value, Ltd. The remaining 99% of Shareholder Value, Ltd. is owned by a small group of investors, which includes several former shareholders of NTS Communications who sold their respective interests in NTS Communications to us in connection with our acquisition of NTS Communications in February 2008. To our knowledge, Barbara Baldwin owns approximately 7.425% of Shareholder Value, Ltd., Jerry Hoover owns approximately 4.95% of Shareholder Value, Ltd., and Brad Worthington owns approximately 4.95% of Shareholder Value, Ltd.

NTS Properties, LLC, was a wholly owned subsidiary of NTS Communications prior to the consummation of our acquisition of NTS Communications in February 2008.  As a closing condition of the acquisition transaction, NTS Communication’s ownership interest in NTS Properties, LLC was distributed pro-rata to former shareholders of NTS Communications, including Ms. Baldwin, Mr. Hoover and Mr. Worthington who, to our knowledge, currently own approximately 5.52%, 0.08% and 0.37% of NTS Properties, LC, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, our directors, executive (and certain other) officers, and any persons holding ten percent or more of our Common Stock must report on their ownership of the Common Stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established. During the fiscal year ended December 31, 2010, we believe that all reports required to be filed by Section 16(a) were filed on a timely basis.

LEGAL PROCEEDINGS

We are not engaged in, nor are we aware of any pending or threatened, litigation in which any of our directors, executive officers or 5% stockholders is a party adverse to us or has a material interest adverse to ours.

PROPOSAL II

APPROVAL OF THE APPOINTMENT OF THE COMPANY’S
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

General and Required Vote

Stark Winter Schenkein & Co., LLP (“SWS”) served as our independent certified public accountants for each of the fiscal years ended December 31, 2005, 2006, 2007 and 2008, and for the first quarter of fiscal year 2009.  On May 19, 2009, we dismissed SWS as our independent certified public accountants, and we engaged Baker Tilly Virchow Krause, LLP (formerly, Virchow, Krause & Company, LLP) (“Baker Tilly”) and Baker Tilly (Horowitz Idan Goldstein Sabo Tevet) (formerly, Goldstein Sabo Tevet) (“Baker Tilly Israel”), independent members of Baker Tilly International as our new independent accountants.

The Charter of the Audit Committee of our Board provides that although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee shall recommend that our Board ask our stockholders at the next annual meeting of stockholders to approve the Audit Committee’s selection of independent auditors. Therefore, a vote will be taken at the Meeting on this Proposal to approve the appointment of Baker Tilly as our independent certified public accountants for the fiscal year ending December 31, 2011.

Nevada law and our Bylaws provide that, except as otherwise provided by the laws of the State of Nevada or by the Articles of Incorporation, any action to be taken by a vote of the stockholders, other than the election or re-election of directors, shall be authorized by not less than a majority of the votes cast at a meeting by the stockholders present in person, or by proxy and entitled to vote thereon. Accordingly, the affirmative vote of a majority of the shares present at the Meeting, in person or by proxy, and voting on the matter, will be required to approve the Audit Committee’s selection of Baker Tilly as our independent certified public accountants for the fiscal year ending December 31, 2011.  If this Proposal is not approved by the affirmative vote of a majority of the shares present at the Meeting, in person or by proxy, and voting on the matter, the Audit Committee will reconsider its selection of auditors.

Baker Tilly has no interest, financial or otherwise, in our Company. We do not currently expect a representative of Baker Tilly to physically attend the Meeting, however, it is anticipated that a Baker Tilly representative will be available to participate in the Meeting via telephone or video conference in the event they wish to make a statement, and in order to respond to appropriate questions.

Audit and Non-Audit Fees

Our Audit Committee pre-approved all audit and non-audit services provided to us and during the periods listed below. The Audit Committee approves discrete projects on a case-by-case basis that may have a material effect on our operations and also considers whether proposed services are compatible with the independence of the public accountants.

Aggregate fees for professional services rendered to us by (i) SWS for the first quarter of fiscal year 2009 ended March 31, 2009 and/or (ii) Baker Tilly and Baker Tilly Israel for the remaining three quarters of the fiscal year ended December 31, 2009 and for the first quarter of fiscal year 2010 ended March 31, 2010 and/or (iii) Baker Tilly for the remaining three quarters of the fiscal year ended December 31, 2010, are set forth below:

	Fiscal Year
	2010	2009
Audit Fees (1)	$129,000	$196,905
Audit-Related Fees (2)	7,000	3,750
Tax Fees (3)	26,000	16,640
All Other (4)	10,041	7,555
Total	$172,041	$224,850

(1)      Audit Fees Aggregate fees for professional services rendered in connection with the audit of our consolidated financial statements for fiscal years 2010 and 2009 and the quarterly reviews of our financial statements included in our Forms 10-Q.

(2) Audit-related Fees Aggregate fees for professional services rendered in connection with the review of our other filings with the SEC (i.e. Forms 8-K, S-8, S-3).

(3) Tax Fees Aggregate fees for professional consulting services rendered in connection with our state and federal taxes.

(4) All Other Reimbursement for expenses in connection with professional services rendered to us.
_______________________________

At the Meeting a vote will be taken on a proposal to approve the appointment of Baker Tilly as our independent certified public accountants for the fiscal year ending December 31, 2011.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF BAKER TILLY.

 PROPOSAL III

PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO PROVIDE FOR AN AUTHORIZED CAPITAL OF 150,000,000 SHARES OF COMMON STOCK

General Description of Proposal

The Board of Directors has approved a proposed amendment (the “Share Increase”) to the Company's Articles of Incorporation, as amended (the “Articles of Incorporation”) whereby the Articles of Incorporation will be amended to provide for an authorized capital of 150,000,000 shares of common stock $0.001 par value per share. The Share Increase will not have a dilutive effect on the value of each shareholder’s Common Stock; only the actual issuance of additional Common Stock would have such an effect.

Rationale for the Share Increase

Our Board of Directors believes that given the effect on the capitalization of the Company due to the recently completed rights offering the Share Increase will provide us with needed flexibility to issue shares in the future without the potential expense or delay incident to obtaining shareholder approval for a particular issuance.

Shares of capital stock may be issued by the Board of Directors in its discretion, subject to any further shareholder action required in the case of any particular issuance by applicable law, regulatory agency, or under the rules of any stock exchange on which the Company’s Common Stock may then be listed.  The newly authorized shares of Common Stock would be issuable for any proper corporate purpose, including future acquisitions, investment opportunities, financing transactions involving equity or convertible debt securities, stock splits, stock dividends, issuance under current or future employee equity plans or for other corporate purposes.

We do not have any immediate plans, arrangements, commitments or understandings with respect to issuance of any of the additional shares of Common Stock which would be authorized by the proposed Share Increase.  However, the Board of Directors believes that the currently available number of unissued and unreserved shares does not provide sufficient flexibility for corporate action in the future.

Rights of Additional Authorized Shares

The additional authorized shares of Common Stock, if and when issued, would be part of the existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock presently outstanding.  Our shareholders do not have preemptive rights with respect to our Common Stock.  Accordingly, should the Board of Directors elect to issue additional shares of our Common Stock, existing shareholders would not have any preferential rights to purchase the shares.

Potential Adverse Effects of the Share Increase

Future issuance of Common Stock or securities convertible into our Common Stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current shareholders.  In addition, the availability of additional shares of our Common Stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company.  The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company.  This Proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt but nothing would prevent the Board of Directors from taking any appropriate actions not inconsistent with its fiduciary duties.

Reservation of Rights

We reserve the right to abandon the Share Increase without further action by our stockholders at any time before the filing of the amendment to the Articles of Incorporation with the Nevada Secretary of State, even if the Share Increase has been authorized by our stockholders at the Meeting, and by voting in favor of the Share Increase you are expressly also authorizing us to determine not to proceed with the Share Increase if we should so decide.

Effectiveness of Increased Authorized Capital Amendment and Vote Required

If the proposed Share Increase is adopted, it will become effective upon the filing of Certificate of Amendment to the Articles of Incorporation with the Nevada Secretary of State.  The Share Increase requires the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Meeting.

At the Meeting a vote will be taken on a proposal to approve the Share Increase.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE SHARE INCREASE.

PROPOSAL IV

PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO “NTS, INC.”

The Board of Directors has adopted a resolution declaring it advisable and in the best interests of the Company, and the Company’s shareholders, that the Company’s Articles of Incorporation be amended to change the name of the Company from Xfone Inc. to NTS, Inc. (the “Name Change”).  Such resolution also recommends that the Name Change be approved and adopted by the Company’s shareholders, and directs that the Name Change be submitted to the Company’s shareholders at the Meeting.

Rationale for the Name Change

We believe that the name “NTS Inc.” better reflects the current operations of the Company subsequent to the disposition of our UK and Israeli operations.  Our operating subsidiaries no longer use the name Xfone.  The NTS brand is well known in the US and our customers know us as NTS.  We believe that consolidating our corporate name throughout the organization to NTS will also provide cost savings to the Company.

Reservation of Rights

We reserve the right to abandon the Name Change without further action by our stockholders at any time before the filing of the amendment to the Articles of Incorporation with the Secretary of State of Nevada, even if the Name Change has been authorized by our stockholders at the Meeting, and by voting in favor of the Name Change you are expressly also authorizing us to determine not to proceed with the Name Change if we should so decide.

Effectiveness of Name Change Amendment and Vote Required

If the proposed Name Change is adopted, it will become effective upon the filing of Certificate of Amendment to the Articles of Incorporation with the Nevada Secretary of State.  The Name Change requires the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Meeting.

At the Meeting a vote will be taken on a proposal to approve the Name Change.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE NAME CHANGE.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing we make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this Audit Report by reference therein.

Role of the Audit Committee

The Audit Committee oversees the integrity of our financial statements and reporting process, overseeing our compliance with legal and regulatory requirements, overseeing the independent auditor’s qualifications and independence, and overseeing the performance of our internal audit function and independent auditors.

The Audit Committee is governed by a charter which was originally adopted on November 24, 2004, and then amended on January 28, 2008 and on June 28, 2009.

The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s charter. In overseeing the preparation of our financial statements for the fiscal year ended December 31, 2010, the Committee met with management and our independent auditors, including meetings with our independent auditors without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the independent auditors. The Committee’s review included discussion with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) (AICPA,   Professional Standards  , Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

With respect to our independent auditors, the Committee, among other things, discussed with Baker Tilly matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Recommendations of the Audit Committee. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the Board approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the Commission.

This report has been furnished by the Audit Committee of the Board of Directors.

Itzhak Almog, Chairman
Israel Singer
Shemer Shimon Schwarz

GENERAL AND OTHER MATTERS

Management knows of no matters other than the matters described above that will be presented to the Meeting. However, if any other matters properly come before the Meeting, or any of its postponements or adjournments, the person or persons voting the proxies will vote them in accordance with his or their best judgment on such matters.

SOLICITATION OF PROXIES

We will bear the cost of printing and mailing the proxies. In addition, we may enlist the assistance, and reimburse the reasonable expenses, of banks and brokerage houses in the additional solicitation of proxies and proxy authorizations, particularly from their customers whose stock is not registered in the owner's name, but in the name of such banks or brokerage houses.  Solicitation of proxies may also be made personally, or by telephone, telegraph or E-mail, by our regularly employed officers and other employees, who will receive no additional compensation for such.  We will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of our Common Stock.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

The Board of Directors has not yet determined the date on which the next Annual Meeting of Stockholders will be held. Under our Policy Regarding Shareholder Recommendations and Nominations for Director Candidates (the “Policy”), described above, and pursuant to article 2.4 of our Bylaws, any stockholder proposal or director nomination submitted in connection with our 2012 Annual Meeting of Stockholders (other than proposals brought under Rule 14a-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended, which proposals are not governed by this Bylaw provision) must be received at our principal executive offices no less than 60 and no more than 90 calendar days prior to the first anniversary of the date of the 2011 Annual Meeting of Shareholders, or no earlier than September 30, 2012 and no later than October 30, 2012, and must otherwise comply with such Policy.

*************

It is important that your shares be represented at the Meeting.  While you have the matter in mind, please complete, sign and return the enclosed proxy card.

By order of the Board of Directors,

Date: November 10, 2011	By:	/s/ Guy Nissenson
Guy Nissenson
President and Chief Executive Officer

Appendix A

WRITTEN CONSENT TO ACTION WITHOUT MEETING
BY THE BOARD OF DIRECTORS OF
 XFONE, INC.

The undersigned, being all of the members of the Board of Directors of Xfone, Inc., a Nevada corporation (the “Corporation”), do hereby consent to and approve / adopt the following actions / resolutions by unanimous written consent in lieu of a meeting pursuant to Section 78.315 of the Nevada Revised Statutes:

RESOLVED, that the Board of Directors of the Corporation calls for the 2011 Annual Meeting of stockholders of the Corporation to be held at 10:30 am ET on December 29, 2011, at the offices of Gersten Savage LLP located at 600 Lexington Avenue, 9th Floor, New York, NY 10022, United States (the “Annual Meeting”); and be it further

RESOLVED, that only shareholders of record at the close of business on November 3, 2011, shall be entitled to vote at the Annual Meeting; and be it further

RESOLVED, that the officers of the Corporation (including the Secretary) be, and they are or any one of them is, hereby authorized, empowered and directed, from time to time, in the name and on behalf of the Corporation to execute, make oath to, acknowledge and deliver, any and all agreements, orders, directives, certificates, notices, assignments and other documents, instruments and papers and to take or cause to be taken such steps as they may determine to be necessary, appropriate or advisable to carry out the intent and purposes of the foregoing resolutions, such determination to be evidenced conclusively by the execution and delivery of such documents and the taking of such steps.

IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors of the Corporation, consent hereto in writing as of October 6, 2011, and direct that this instrument be filed with the minutes of proceedings of the Board of Directors of the Corporation.

/s/ Guy Nissenson	/s/ Itzhak Almog	/s/ Shemer Shimon Schwarz
Guy Nissenson, Director	Itzhak Almog, Chairman	Shemer Shimon Schwarz, Director

/s/ Israel Singer	/s/ Arie Rosenfeld	/s/ Timothy M. Farrar
Israel Singer, Director	Arie Rosenfeld, Director	Timothy M. Farrar, Director

/s/ Niv Krikov
Niv Krikov, Director

-Appendix A - 1

WRITTEN CONSENT TO ACTION WITHOUT MEETING
BY THE BOARD OF DIRECTORS OF
 XFONE, INC.

The undersigned, being all of the members of the Board of Directors of Xfone, Inc., a Nevada corporation (the “Corporation”), do hereby consent to and approve / adopt the following actions / resolutions by unanimous written consent in lieu of a meeting pursuant to Section 78.315 of the Nevada Revised Statutes:

WHEREAS, the Board of Directors (the “Board”) had previously set the date of the Corporation’s 2011 Annual Meeting of Stockholders (the “Annual Meeting”) for December 29, 2011; and

WHEREAS, the items of business at the Annual Meeting shall be as follows:
1.
To re-elect 7 (seven) directors, each such director to serve until the 2012 Annual Meeting of the Corporation’s stockholders and until his successor is duly elected and qualified or until his earlier resignation, removal or death; and

2.
To consider and approve the appointment of Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as the Corporation’s Independent Certified Public Accountants for the fiscal year ending December 31, 2011; and

3.
To consider and approve an amendment to the Corporation's Articles of Incorporation (the “Articles of Incorporation”) whereby the Articles of Incorporation will be amended to provide for an authorized capital of 150,000,000 shares of Common Stock $0.001 par value per share; and

4.	To consider and approve an amendment to the Articles of Incorporation to change the name of the Corporation to NTS, Inc.; and
5.	To transact such other matter or matters that may properly come before the Annual Meeting, or any adjournments thereof.
and

WHEREAS, the Audit Committee of the Board approved on August 11, 2011 the appointment of Baker Tilly as the Corporation’s Independent Certified Public Accountants for the second and third quarters in the fiscal year ending December 31, 2011, the audit of the Corporation’s fiscal year ending December 31, 2011, and the first quarter in the fiscal year ending December 31, 2012, pursuant to that certain Engagement Letter by and between the Corporation and Baker Tilly, dated August 11, 2011, attached hereto as Appendix A and incorporated herein by reference; and

NOW, THEREFORE, BE IT:

RESOLVED, that the Board hereby recommends that the Stockholders of the Corporation vote at the Annual Meeting "FOR" the approval of the appointment of Baker Tilly as the Corporation’s Independent Certified Public Accountants for the fiscal year ending December 31, 2011; and be it further

RESOLVED, that the Board approves an amendment to the Articles of Incorporation whereby the Articles of Incorporation will be amended to provide for an authorized capital of 150,000,000 shares of Common Stock $0.001 par value per share. The Board recommends that the Stockholders of the Corporation vote at the Annual Meeting "FOR" the foregoing amendment to the Articles of Incorporation; and be it further

RESOLVED, that the Board approves an amendment to the Articles of Incorporation whereby the Articles of Incorporation will be amended to change the name of the Corporation to “NTS, Inc.” The Board recommends that the Stockholders of the Corporation vote at the Annual Meeting "FOR" the foregoing amendment to the Articles of Incorporation. At any time before the effective date of such amendment and notwithstanding approval of the proposed amendment by the Stockholders of the Corporation, the Board may, by resolution, postpone the execution of, or abandon the proposed amendment without further action by the Stockholders.

RESOLVED, that the officers of the Corporation (including the Secretary) be, and they are or any one of them is, hereby authorized, empowered and directed, from time to time, in the name and on behalf of the Corporation to execute, make oath to, acknowledge and deliver, any and all agreements, orders, directives, certificates, notices, assignments and other documents, instruments and papers and to take or cause to be taken such steps as they may determine to be necessary, appropriate or advisable to carry out the intent and purposes of the foregoing resolutions, such determination to be evidenced conclusively by the execution and delivery of such documents and the taking of such steps; and be it further

RESOLVED, that the action taken by this consent shall have the same force and effect as if taken at a meeting of the Board, duly called; and be it further

RESOLVED, that this consent may be signed in one or more counterparts and via facsimile or electronic mail.

-Appendix A - 2

IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors of the Corporation, consent hereto in writing, and direct that this instrument be filed with the minutes of proceedings of the Board of Directors of the Corporation.

Effective Date: October 11, 2011

/s/ Guy Nissenson	/s/ Itzhak Almog	/s/ Shemer Shimon Schwarz
Guy Nissenson, Director	Itzhak Almog, Chairman	Shemer Shimon Schwarz, Director

/s/ Israel Singer	/s/ Arie Rosenfeld	/s/ Timothy M. Farrar
Israel Singer, Director	Arie Rosenfeld, Director	Timothy M. Farrar, Director

/s/ Niv Krikov
Niv Krikov, Director

-Appendix A - 3

Form of Proxy Card

XFONE, INC.

PROXY CARD

       Annual Meeting of Stockholders - December 29, 2011

Registered Holders Only: There are three ways to vote:

1)           VOTE AT THE MEETING.

2)           VOTE BY MAIL: Mark, sign and date this Proxy Card and return it in the enclosed postage paid envelope to:  Transfer Online, 512 SE Salmon Street, Portland, OR 97214.

3)           VOTE BY INTERNET: Cast your ballot electronically, in accordance with the following instructions:

(i)	Contact our corporate Secretary, Alon Reisser at alon@xfone.com, or Mark Knight from Transfer Online at mark@transferonline.com, to obtain your personal Authorization Code

(ii)	Go online to www.transferonline.com/proxy

(iii)	Enter the Proxy ID (309) and your personal Authorization Code

(iv)	Press Continue

(v)	Make your selections

(vi)	Press Vote Now

If you vote by Internet, please do not mail your Proxy Card

***

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Guy Nissenson and/or Niv Krikov with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Xfone, Inc., to be held on December 29, 2011, at the offices of Gersten Savage LLP located at 600 Lexington Avenue, 9th Floor, New York, NY 10022, United States. The meeting will commence at 10:30 a.m. local time and at all adjournments thereof, upon the matters specified on the back side of this Proxy Card, all as more fully described in the Proxy Statement dated November 10, 2011 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

[The remainder of the page is intentionally left blank]

-Appendix A - 4

1.           To re-elect seven (7) directors, each such director to serve until the 2012 Annual Meeting of the Company’s Stockholders and until his successor is duly elected and qualified or until his earlier resignation, removal or death. The Board of Directors Members up for re-election are as follows:

Director	Term
Itzhak Almog	One year; eligible for re-election at the 2012 Annual Meeting
Israel Singer	One year; eligible for re-election at the 2012 Annual Meeting
Arie Rosenfeld	One year; eligible for re-election at the 2012 Annual Meeting
Niv Krikov	One year; eligible for re-election at the 2012 Annual Meeting
Timothy M. Farrar	One year; eligible for re-election at the 2012 Annual Meeting
Guy Nissenson	One year; eligible for re-election at the 2012 Annual Meeting
Shemer S. Schwarz	One year; eligible for re-election at the 2012 Annual Meeting

☐ FOR ALL NOMINEES          ☐ WITHHELD FOR ALL NOMINEES

INSTRUCTION:  To withhold authority to vote for any individual, write that nominee's name in the space provided below:
___________________________________________________________________________________________________

2.           To approve the appointment of Baker Tilly Virchow Krause, LLP, as the Company’s Independent Certified Public Accountants for the fiscal year ending December 31, 2011.

☐ FOR            ☐ AGAINST                 ☐ ABSTAIN

3.            To approve an amendment to the Company's Articles of Incorporation, as amended (the “Articles of Incorporation”)  whereby the Articles of Incorporation will be amended to provide for an authorized capital of 150,000,000 shares of common stock $0.001 par value per share.

☐ FOR            ☐ AGAINST                 ☐ ABSTAIN

4.           To approve an amendment to the Articles of Incorporation to change the name of the Company to “NTS, Inc.”

☐ FOR            ☐ AGAINST                 ☐ ABSTAIN

5.  In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.

Every properly signed proxy card will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY CARD WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

-Appendix A - 5

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy card heretofore given.

Date: __________________

_______________________          _______________________
(Print name of Shareholder)               (Print name of Shareholder)

_______________________         _______________________
(Signature)                                          (Signature)

Number of Shares:    ________________

Note: Please sign exactly as name appears in the Company's records. Joint owners should each sign. When signing as attorney, executor or trustee, please give title as such.

PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

-Appendix A - 6